UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

TESLA MOTORS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

June 3, 2014

To Stockholders of Tesla Motors, Inc.:

Notice is hereby given that the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of Tesla Motors, Inc., a Delaware corporation, will be held on Tuesday, June 3, 2014, at 11:00 a.m., Pacific Time, at the Computer History Museum located at 1401 N. Shoreline Blvd., Mountain View, CA 94043, for the following purposes:

Agenda Item	Board Vote Recommendation
1. To elect the two Class I directors listed in the accompanying proxy statement to serve for a term of three years or until their respective successors are duly elected and qualified.	“FOR”

2. To hold a non-binding vote on executive compensation.	“FOR”

3. To approve an amendment and restatement of the Tesla Motors, Inc. 2010 Equity Incentive Plan.	“FOR”

4. To ratify the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	“FOR”

5. To consider and vote upon a stockholder proposal regarding supermajority stockholder voting provisions, if properly presented.	“AGAINST”

The preceding items of business are more fully described in the proxy statement filed with the U.S. Securities and Exchange Commission on or about April 24, 2014. Any action on the items of business described above may be considered at the 2014 Annual Meeting at the time and on the date specified above or at any time and date to which the 2014 Annual Meeting may be properly adjourned or postponed.

We are furnishing our proxy materials to all of our stockholders over the Internet rather than in paper form. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on April 10, 2014, will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and may vote at the 2014 Annual Meeting and will receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders on or about April 24, 2014.

Your vote is very important. Whether or not you plan to attend the 2014 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2014 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability.

All stockholders are cordially invited to attend the 2014 Annual Meeting in person. Any stockholder attending the 2014 Annual Meeting may vote in person even if such stockholder has previously voted by another method, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the 2014 Annual Meeting.

For your convenience, we will also webcast the 2014 Annual Meeting live via the Internet at www.teslamotors.com/2014shareholdermeeting.

Thank you for your ongoing support of Tesla.

By Order of the Board of Directors of Tesla Motors, Inc.

Elon Musk

Chief Executive Officer, Product Architect and Chairman

PROXY STATEMENT

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

-i-

-ii-

TESLA MOTORS, INC.

3500 Deer Creek Road

Palo Alto, California 94304

PROXY STATEMENT

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2014

The proxy statement and annual report to stockholders are available at www.envisionreports.com/TSLA.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are pleased to provide access to our proxy materials over the Internet to all of our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to our stockholders on or about April 24, 2014. Stockholders will have the ability to access the proxy materials on the website listed above, or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. By furnishing a Notice of Internet Availability and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our annual meeting.

The Notice of Internet Availability will also provide instructions on how you may request that we send future proxy materials to you electronically by electronic mail or in printed form by mail. If you choose to receive future proxy materials by electronic mail, you will receive an electronic mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by electronic mail or printed form by mail will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by electronic mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:	The Board of Directors of Tesla Motors, Inc. (the “Company,” “Tesla,” “we,” “us” or “our”) has made these proxy materials available to you on the Internet, or is providing printed proxy materials to you, in connection with the solicitation of proxies for use at Tesla’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) to be held Tuesday, June 3, 2014, at 11:00 a.m., Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. These proxy materials are being made available or distributed to you on or about April 24, 2014. As a stockholder, you are invited to attend the 2014 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Where is the 2014 Annual Meeting?

A:	The 2014 Annual Meeting will be held at the Computer History Museum located at 1401 N. Shoreline Blvd., Mountain View, CA 94043. Stockholders may request directions to the Computer History Museum in order to attend the 2014 Annual Meeting by calling (650) 681-5000 or by visiting http://ir.teslamotors.com/contactus.cfm.

Q:	Will I be able to view the 2014 Annual Meeting via the Internet?

A:	We will webcast the 2014 Annual Meeting live via the Internet at www.teslamotors.com/2014shareholdermeeting.

Q:	Can I attend the 2014 Annual Meeting?

A:	You are invited to attend the 2014 Annual Meeting if you were a stockholder of record or a beneficial owner as of April 10, 2014 (the “Record Date”). You should bring photo identification and your Notice of Internet Availability, your admission ticket that you received with a paper proxy card or that you have accessed from our stockholder voting website, a statement from your broker, or other proof of stock ownership as of the Record Date, for entrance to the 2014 Annual Meeting. The meeting will begin promptly at 11:00 a.m., Pacific Time and you should leave ample time for the check-in procedures. We will not be able to accommodate guests who were not stockholders as of the Record Date at the 2014 Annual Meeting.

Q:	Who is entitled to vote at the 2014 Annual Meeting?

A:	You may vote your shares of Tesla common stock if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 124,044,193 shares of Tesla common stock outstanding and entitled to vote at the 2014 Annual Meeting. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented.

As of the Record Date, holders of common stock are eligible to cast an aggregate of 124,044,193 votes at the 2014 Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:	If your shares are registered directly in your name with Tesla’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record,” and the Notice of Internet Availability has been sent directly to you by Tesla. As the stockholder of record, you have the right to grant your voting proxy directly to Tesla or to a third party, or to vote in person at the 2014 Annual Meeting.

If your shares are held by a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares. Please refer to the voting instruction card provided by your broker, trustee or nominee. You are also invited to attend the 2014 Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2014 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2014 Annual Meeting.

Q:	How can I vote my shares in person at the 2014 Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the 2014 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2014 Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2014 Annual Meeting, we recommend that you also submit your vote as instructed on the Notice of Internet Availability and below, so that your vote will be counted even if you later decide not to attend the 2014 Annual Meeting.

Q:	How can I vote my shares without attending the 2014 Annual Meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2014 Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For instructions on how to vote, please refer to the instructions below and those included on the Notice of Internet Availability or, for shares held beneficially in street name, the voting instructions provided to you by your broker, trustee or nominee.

By Internet — Stockholders of record of Tesla common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice of Internet Availability until 1:00 a.m., Central time on June 3, 2014. If you are a beneficial owner of Tesla common stock held in street name, please check the voting instructions provided by your broker, trustee or nominee for Internet voting availability.

By telephone — Stockholders of record of Tesla common stock who live in the United States or Canada may request a paper proxy card from Tesla by following the procedures outlined in the Notice of Internet Availability, and submit proxies by telephone by following the “Vote by Telephone” instructions on the proxy card until 1:00 a.m., Central time on June 3, 2014. If you are a beneficial owner of Tesla common stock held in street name, please check the voting instructions provided by your broker, trustee or nominee for telephone voting availability.

By mail — Stockholders of record of Tesla common stock may request a paper proxy card from Tesla by following the procedures outlined in the Notice of Internet Availability. If you elect to vote by mail, please indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Tesla stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

Q:	How many shares must be present or represented to conduct business at the 2014 Annual Meeting?

A:	The presence of the holders of a majority of the shares entitled to vote at the 2014 Annual Meeting is necessary to constitute a quorum at the 2014 Annual Meeting. Such stockholders are counted as present at the meeting if (1) they are present in person at the 2014 Annual Meeting or (2) have properly submitted a proxy.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum is present at the 2014 Annual Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:	What proposals will be voted on at the 2014 Annual Meeting?

A:	The proposals scheduled to be voted on at the 2014 Annual Meeting are:

•	The election of the two Class I directors listed in this proxy statement to serve for a term of three years or until their respective successors are duly elected and qualified;

•	A non-binding vote on executive compensation;

•	Approval of an amendment and restatement of the Tesla Motors, Inc. 2010 Equity Incentive Plan;

•	The ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	A stockholder proposal regarding supermajority stockholder voting provisions, if properly presented.

Q:	What is the voting requirement to approve each of the proposals?

A:	Proposal	Vote Required	Broker Discretionary Voting Allowed
	Proposal One — Election of two Class I directors	Plurality of Votes Cast	No

	Proposal Two — Non-binding vote on executive compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No

	Proposal Three — Approval of amendment and restatement of Tesla Motors, Inc. 2010 Equity Incentive Plan	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No

	Proposal Four — Ratification of the appointment of independent registered public accounting firm	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes

	Proposal Five — Stockholder proposal regarding supermajority stockholder voting provisions	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No

Q:	How are votes counted?

A:	You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal One). The two nominees for director receiving the highest number of affirmative votes will be elected as directors.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to approve, by non-binding vote, executive compensation (Proposal Two), approve an amendment and restatement of the Tesla Motors, Inc. 2010 Equity Incentive Plan (Proposal Three), ratify the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm (Proposal Four), and approve a stockholder proposal regarding supermajority stockholder voting provisions (Proposal Five). Abstentions are deemed to be votes cast and have the same effect as a vote against these proposals.

All shares entitled to vote and represented by properly executed proxies received prior to the 2014 Annual Meeting (and not revoked) will be voted at the 2014 Annual Meeting in accordance with the instructions indicated.

Q:	What if I do not specify how my shares are to be voted?

A:	You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal One). The two nominees for director receiving the highest number of affirmative votes will be elected as directors. Therefore, abstentions will not affect the outcome of the election.

If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other nominees have the discretion to vote on routine matters such as Proposal Four but do not have discretion to vote on non-routine matters such as Proposals One, Two, Three and Five. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal Four and any other routine matters properly presented for a vote at the 2014 Annual Meeting.

Q:	What is the effect of a broker non-vote?

A:	Brokers or other nominees who hold shares of Tesla’s common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the 2014 Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2014 Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal One) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals Two, Three and Five).

Q:	What is the effect of not casting a vote at the 2014 Annual Meeting?

A:	If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the 2014 Annual Meeting, your shares will not be voted at the 2014 Annual Meeting.

If you are a beneficial owner of shares held in street name, it is critical that you provide voting instructions if you want it to count in the election of directors (Proposal One), the non-binding vote on executive compensation (Proposal Two), the approval of an amendment and restatement of the Tesla Motors, Inc. 2010 Equity Incentive Plan (Proposal Three), and the vote on a stockholder proposal regarding supermajority stockholder voting provisions (Proposal Five). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Under applicable regulations, your bank or broker does not have the ability to vote your uninstructed shares in the election of directors on a discretionary basis, or to vote your uninstructed shares in non-binding proposals related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in these matters, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Tesla’s independent registered public accounting firm (Proposal Four).

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

•	“FOR” the two nominees for election as directors (Proposal One);

•	“FOR” the approval, by non-binding vote, of executive compensation (Proposal Two);

•	“FOR” the approval of an amendment and restatement of the Tesla Motors, Inc. 2010 Equity Incentive Plan (Proposal Three);

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal Four); and

•	“AGAINST” the approval of the stockholder proposal regarding supermajority stockholder voting provisions (Proposal Five).

Q:	What happens if additional matters are presented at the 2014 Annual Meeting?

A.

If any other matters are properly presented for consideration at the 2014 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2014 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Elon Musk and

Deepak Ahuja, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Tesla does not currently anticipate that any other matters will be raised at the 2014 Annual Meeting.

Q:	Can I change my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2014 Annual Meeting.

If you are the stockholder of record, you may change your vote (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each voting method), (2) by providing a written notice of revocation to Tesla’s Corporate Secretary at Tesla Motors, Inc., 3500 Deer Creek Road, Palo Alto, CA 94304 prior to your shares being voted, or (3) by attending the 2014 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote by (1) submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the 2014 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2014 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?

A:	Subject to any rules your broker, trustee or nominee may have, you may attend the 2014 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the 2014 Annual Meeting. Please be aware that attendance at the 2014 Annual Meeting will not, by itself, revoke a proxy.

If a broker, trustee or nominee beneficially holds your shares in street name and you wish to attend the 2014 Annual Meeting and vote in person, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Q:	What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:	You may receive more than one Notice of Internet Availability or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Tesla proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Tesla or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Tesla management.

Q:	Who will serve as inspector of election?

A:	The inspector of election will be Computershare Trust Company, N.A.

Q:	Where can I find the voting results of the 2014 Annual Meeting?

A:	We intend to announce preliminary voting results at the 2014 Annual Meeting and will publish final results in our Current Report on Form 8-K, which will be filed with the SEC within four (4) business days of the 2014 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2014 Annual Meeting?

A:	Tesla will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.

For inclusion in Tesla’s proxy materials — Stockholders may present proper proposals for inclusion in Tesla’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Tesla’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2015 annual meeting of stockholders, stockholder proposals must be received by Tesla’s Corporate Secretary no later than December 25, 2014, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought before annual meeting — In addition, Tesla’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders.

In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by a stockholder who has delivered written notice to Tesla’s Corporate Secretary within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the nominees and about the stockholder proposing such nominations.

Tesla’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors or (3) properly brought before the meeting by a stockholder who has delivered written notice to Tesla’s Corporate Secretary within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the matters to be brought before such meeting and about the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the one year anniversary of the date on which Tesla mailed its proxy materials to stockholders in connection with the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2015 annual meeting of stockholders will start on February 8, 2015 and end on March 10, 2015.

If a stockholder who has notified Tesla of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Tesla need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Tesla’s Corporate Secretary at our principal executive offices at 3500 Deer Creek Road, Palo Alto, CA 94304 or by accessing Tesla’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in Tesla’s proxy materials, should be sent to Tesla’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate copy of the Notice of Internet Availability or the 2013 Annual Report?

A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice of Internet Availability and 2013 Annual Report. Stockholders may request to receive separate or additional copies of the Notice of Internet Availability and 2013 Annual Report by calling (650) 681-5000 or by writing to Tesla Motors, Inc., 3500 Deer Creek Road, Palo Alto, CA 94304, Attention: Investor Relations. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability and 2013 Annual Report can also request to receive a single copy by following the instructions above.

Q:	Who can help answer my questions?

A:	Please contact our Investor Relations department by calling (650) 681-5000 or by writing to Tesla Motors, Inc., 3500 Deer Creek Road, Palo Alto, CA 94304, Attention: Investor Relations or ir@teslamotors.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Tesla’s Board of Directors currently consists of seven members who are divided into three classes with staggered three-year terms. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and seven directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Mr. Harald Kroeger is one of the Class I directors whose three year term is scheduled to expire at the 2014 Annual Meeting. He is an employee of Daimler AG (“Daimler”), one of the long-term investors and strategic partners of Tesla. In evaluating the re-election of Class I directors, the Nominating and Corporate Governance Committee considered the important strategic relationships that Tesla currently has with Daimler, Toyota and Panasonic, as well as potential new relationships that may arise in the future, and determined that Tesla should maintain a neutral position with respect to Board representation. Thus, upon its recommendation, at a meeting, the Board passed a resolution that Mr. Kroeger will not be nominated for re-election at the 2014 Annual Meeting. The Board has further determined that the authorized number of directors shall be reduced from seven directors to six directors, effective immediately following the 2014 Annual Meeting.

Nominees for Class I Directors

Two candidates have been nominated for election as Class I directors at the 2014 Annual Meeting for a three-year term expiring in 2017. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Elon Musk and Stephen T. Jurvetson for re-election as Class I directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our Board of Directors and the Nominating and Corporate Governance Committee to the conclusion that he should continue to serve as a director follows each of the director and nominee biographies.

If you are a record holder and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Messrs. Musk and Jurvetson. Tesla expects that Messrs. Musk and Jurvetson will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2014 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF ELON MUSK AND STEPHEN T. JURVETSON.

Information Regarding the Board of Directors and Director Nominees

The names of the members of Tesla’s Board of Directors and Tesla’s proposed director nominees, their respective ages, their positions with Tesla and other biographical information as of April 1, 2014, are set forth below. Except for Messrs. Elon Musk and Kimbal Musk who are brothers, there are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Elon Musk	42	Chief Executive Officer, Product Architect and Chairman
Brad W. Buss (1)(2)(3)	50	Director
Ira Ehrenpreis (2)(3)	45	Director
Antonio J. Gracias (1)(2)(3)(4)	43	Director
Stephen T. Jurvetson (1)	47	Director
Harald Kroeger (5)	46	Director
Kimbal Musk	41	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Lead Independent Director
(5)	Mr. Kroeger will not be standing for re-election at the 2014 Annual Meeting.

Elon Musk has served as our Chief Executive Officer since October 2008 and as Chairman of our Board of Directors since April 2004. Mr. Musk has also served as Chief Executive Officer, Chief Technology Officer and Chairman of Space Exploration Technologies Corporation (“SpaceX”), a company which is developing and launching advanced rockets for satellite and eventually human transportation, since May 2002, and as Chairman of SolarCity Corporation (NASDAQ: SCTY) (“SolarCity”), a solar installation company, since July 2006. Prior to joining SpaceX, Mr. Musk co-founded PayPal, an electronic payment system, which was acquired by eBay in October 2002, and Zip2 Corporation, a provider of Internet enterprise software and services, which was acquired by Compaq in March 1999. Mr. Musk holds a B.A. in physics from the University of Pennsylvania and a B.S. in business from the Wharton School of the University of Pennsylvania.

We believe that Mr. Musk possesses specific attributes that qualify him to serve as a member of our Board of Directors, including the perspective and experience he brings as our Chief Executive Officer, one of our founders and our largest stockholder, which brings historic knowledge, operational expertise and continuity to our Board of Directors.

Brad W. Buss has been a member of our Board of Directors since November 2009. Since August 2005, Mr. Buss has been Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation (NASDAQ: CY) (“Cypress”), a semiconductor design and manufacturing company. Prior to joining Cypress, Mr. Buss served as Vice President of Finance at Altera Corp., a semiconductor design and manufacturing company, from March 2000 to March 2001 and from October 2001 to August 2005. From March 2001 to October 2001, Mr. Buss served as the Chief Financial Officer of Zaffire, Inc., a developer and manufacturer of optical networking equipment. Mr. Buss also serves as a director of CaféPress.com. Mr. Buss holds a B.A. in economics from McMaster University and an honors business administration degree, majoring in finance and accounting, from the University of Windsor.

We believe that Mr. Buss possesses specific attributes that qualify him to serve as a member of our Board of Directors and to serve as chair of our Audit Committee, including his executive experience and his financial and accounting expertise with both public and private companies.

Ira Ehrenpreis has been a member of our Board of Directors since May 2007. Mr. Ehrenpreis has been with Technology Partners, a venture capital firm, since 1996. He is presently a managing member of the firm and leads Technology Partners’ Cleantech practice. In the venture capital community, Mr. Ehrenpreis has served on the Board and Executive Committee of the National Venture Capital Association and on the Board of the Western Association of Venture Capitalists. He is also Co-Chairman of the VCNetwork, an organization comprising more than 1,000 venture capitalists. In the Cleantech sector, he has served on several industry boards, including the American Council on Renewable Energy and the Cleantech Venture Network (Past Chairman of Advisory Board), and has been the Chairman of the Clean-Tech Investor Summit in 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013. Mr. Ehrenpreis holds a B.A. from the University of California, Los Angeles and a J.D. and M.B.A. from Stanford University.

We believe that Mr. Ehrenpreis possesses specific attributes that qualify him to serve as a member of our Board of Directors and to serve as chair of our Nominating and Corporate Governance Committee and chair of our Compensation Committee, including his experience in the Cleantech and venture capital industries.

Antonio J. Gracias has been a member of our Board of Directors since May 2007 and has served as our Lead Independent Director since September 2010. Since 2003, Mr. Gracias has been Chief Executive Officer of Valor Management Corp., a private equity firm. Mr. Gracias is a director of SpaceX and SolarCity. Mr. Gracias holds a joint B.S. and M.S. degree in international finance and economics from the Georgetown University School of Foreign Service and a J.D. from the University of Chicago Law School.

We believe that Mr. Gracias possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his management experience with a nationally recognized private equity firm and his operations management and supply chain optimization expertise.

Stephen T. Jurvetson has been a member of our Board of Directors since June 2009. Since 1995, Mr. Jurvetson has been a Managing Director of Draper Fisher Jurvetson, a venture capital firm. Mr. Jurvetson is a director of D-Wave Systems Inc., Synthetic Genomics Inc. and SpaceX, among other companies. Mr. Jurvetson holds B.S. and M.S. degrees in electrical engineering from Stanford University and an M.B.A. from the Stanford Business School.

We believe that Mr. Jurvetson possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience in the venture capital industry and his years of business and leadership experience.

Harald Kroeger has been a member of our Board of Directors since December 2012. Since 1995, Mr. Kroeger has served in various positions at Daimler AG (“Daimler”), an automobile manufacturer, most recently as Daimler’s Vice President of Electrics, Electronics and e-Drive since May 2012. From 2008 until May 2012, Mr. Kroeger was Daimler’s Vice President Quality Management Mercedes-Benz. From 2003 until 2008, Mr. Kroeger was Daimler’s Vice President Purchasing Electrics/Electronics. Mr. Kroeger holds a B.Sc. degree in economics and a M.Sc. degree in electrics and electronics from the University of Hannover and a M.S. degree in control engineering from Stanford University.

Mr. Kroeger will not be standing for re-election at the 2014 Annual Meeting.

Kimbal Musk has been a member of our Board of Directors since April 2004. Mr. Musk has been the owner of The Kitchen Restaurant Group, a USA Today Top Ten restaurant, since January 2004 and its Chief Executive Officer since April 2004. Mr. Musk is also a director of SpaceX and Chipotle Mexican Grill, Inc., an international chain of Mexican-themed restaurants. In November 2010, Mr. Musk became the Executive Director of The Kitchen Community, a non-profit organization that creates learning gardens in schools across the United States. Since February 2012, Mr. Musk has been a director of the Los Angeles Fund for Public Education, a philanthropic organization dedicated to driving positive change in the Los Angeles Unified School District. Since July 2012, Mr. Musk has been a director of the Anschutz Health and Wellness Center, a facility at the University of Colorado School of Medicine providing research, education and wellness services with the goal of achieving healthier lifestyles. In November 1995, Mr. Musk co-founded Zip2 Corporation, a provider of enterprise software and services, which was acquired by Compaq in March 1999. Mr. Musk holds a B.Comm. in business from Queen’s University and is a graduate of The French Culinary Institute in New York City.

We believe that Mr. Musk possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his business experience in retail and consumer markets, his lengthy experience on our Board of Directors, and his experience with technology companies.

See “Corporate Governance” and “Executive Compensation — Compensation of Directors” below for additional information regarding the Board of Directors.

PROPOSAL TWO

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

General

We are asking our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 35 below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Summary of 2013 Executive Compensation Program

Following is a summary of some of the key points of our 2013 executive compensation program:

•	Tesla’s executive compensation program is designed to be simple and to reflect its startup origins in that compensation consists primarily of salary and stock options for executive officers.

•

Elon Musk’s total cash compensation consists of an annual base salary of $33,280, currently consistent with minimum wage requirements under California law. Mr. Musk, however, currently only accepts $1 per year for his services.

•

As of December 31, 2013, Mr. Musk beneficially owned approximately 27.0% of Tesla’s outstanding common stock, based on shares outstanding as of, and options exercisable within 60 days of, December 31, 2013, which significantly aligns his interests with the stockholders’ interests. Mr. Musk acquired approximately 80.8% of his beneficially owned stock through direct capital investments he made in Tesla both prior to and following our initial public offering, and not through any equity awards given to him as compensation for his services as a director or executive officer. Although Mr. Musk has served in the capacity of Chairman since 2004 and CEO since 2008, he has received stock option grants only in 2009 and 2012, when he received stock option grants (most of which were incentive awards that would vest, if at all, in future periods subject to the achievement of significant company milestones), as well as equity awards pursuant to a company-wide patent incentive program.

•	Tesla has no cash bonus program for any of its named executive officers.

•

Tesla’s executive compensation program emphasizes long-term equity awards, including performance-based awards that vest only upon the achievement of significant company milestones. This program strongly aligns the interests of our executive officers with those of our stockholders.

•	Each of the named executive officers is employed at-will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

•

Tesla generally does not provide any perquisites, tax reimbursements or change in control benefits to the named executive officers that are not available to other employees. No named executive officer has a currently effective severance arrangement with the Company.

See the “Executive Compensation” section beginning on page 35 below for more information.

Tesla believes that the information provided above and within the Executive Compensation section of this proxy statement demonstrates that Tesla’s executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Tesla also believes the compensation paid to its executive officers during fiscal 2013, as described further in the Executive Compensation section of the proxy statement, did not outpace the proliferation of value and returns enjoyed by holders of our stock.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2014 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

PROPOSAL THREE

APPROVAL OF AMENDMENT AND RESTATEMENT OF TESLA MOTORS, INC. 2010 EQUITY INCENTIVE PLAN

General

We are asking stockholders to approve an amendment and restatement of the Tesla Motors, Inc. 2010 Equity Incentive Plan (the “2010 Plan”). This amendment and restatement of the 2010 Plan (the “2014 Restatement”) includes the following material changes:

•

setting an annual limit on the shares of Tesla common stock underlying awards that may be granted to any participant under the 2010 Plan, to be a maximum of 2,000,000 shares in the case of stock options and stock appreciation rights and 2,000,000 shares in the case of restricted stock, restricted stock units, performance shares or performance units; and

•

specifying the categories of performance criteria that may be used as vesting or payment conditions for awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, or the Code.

Our Board of Directors has approved the 2014 Restatement, subject to approval from our stockholders at the 2014 Annual Meeting.

The 2010 Plan was originally adopted by our Board of Directors on December 16, 2009, and approved by our stockholders as of May 21, 2010. On June 12, 2012, the Board of Directors approved an amendment and restatement of the 2010 Plan (the “2012 Restatement”), which was not required to be approved by our stockholders under the 2010 Plan, applicable law or the listing standards of NASDAQ, because it was not a material amendment of the 2010 Plan. If stockholders approve the 2014 Restatement at the 2014 Annual Meeting, the 2014 Restatement will replace the 2012 Restatement and be the effective version of the 2010 Plan.

The 2014 Restatement sets limits on awards that may be granted to participants under the 2010 Plan. These limits are intended to be meaningful restrictions on the equity-based compensation that the administrator of the 2010 Plan may grant to participants while allowing us to provide equity compensation sufficient to attract, retain and incentivize highly qualified, experienced individuals at our Company. Furthermore, the 2014 Restatement is designed to aid the 2010 Plan administrator in granting awards under the 2010 Plan that closely align the realization of payments thereunder to the types of performance criteria that are the most relevant measures of the Company’s performance and success. Because such amendments are material, the Company is submitting the 2014 Restatement to the approval of its stockholders pursuant to the listing standards of NASDAQ.

In addition, we generally will be entitled to a tax deduction in connection with an award under the 2010 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by us paid to our Chief Executive Officer and to each of our other three most highly paid executive officers, other than our Chief Financial Officer. This limit, however, does not apply to “performance-based compensation” as defined in Section 162(m) of the Code. The 2010 Plan as amended by the 2014 Restatement would permit (but not require) the Compensation Committee or another committee of our Board of Directors consisting of two or more “outside directors” within the meaning of Section 162(m) of the Code to grant awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, thereby potentially permitting us to receive a full federal income tax deduction in connection with such awards. Among other things, Section 162(m) of the Code requires that stockholders approve the plan under which the “performance-based compensation” is paid. Furthermore, Section 162(m) of the Code generally requires that plans such as the 2010 Plan be reapproved by stockholders at least every five years. If stockholders approve the 2014 Restatement at the 2014 Meeting, we will have greater flexibility to choose to seek a full income tax deduction for certain awards granted under the 2010 Plan. However, if the stockholders of the Company do not approve the 2014 Restatement, we may be unable to seek a full income tax deduction for certain awards granted under the 2010 Plan.

If stockholders do not approve the 2014 Restatement at the 2014 Annual Meeting, we will continue to use the 2012 Restatement, which will remain the effective version of the 2010 Plan.

Summary of the 2010 Plan

The following general description of material features of the 2010 Plan is qualified in its entirety by reference to the provisions of the 2014 Restatement set forth in Appendix A.

Background, Purpose and Eligibility Under the 2010 Plan

The 2010 Plan is intended to attract, retain and incentivize our employees, members of our Board of Directors and our consultants to promote the success of the Company. The 2010 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, or the Code, to the Company’s employees and any of our subsidiary corporations’ employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares (each individually, an “Award”). Our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants are eligible to receive Awards under the 2010 Plan. As of December 31, 2013, we had approximately 6,100 employees, including five executive officers, approximately 210 consultants, and six non-employee directors, who were eligible to participate in the 2010 Plan. As a result, our executive officers and directors have an interest in this proposal because they are eligible to participate in the 2010 Plan.

The 2010 Plan is intended to permit us to choose to grant Awards that qualify as “performance-based compensation” under Section 162(m) of the Code. However, if the stockholders of the Company do not approve the 2014 Restatement, we may be unable to seek a full income tax deduction for certain Awards granted under the 2010 Plan.

Limits on Awards

As amended by the 2014 Restatement, the 2010 Plan places limits on the maximum Awards that may be granted to any 2010 Plan participant in any fiscal year. Under the 2014 Restatement, no participant may receive Awards of stock options and/or stock appreciation rights that cover in the aggregate more than two million (2,000,000) shares of common stock in any fiscal year. Additionally, no 2010 Plan participant may receive Awards of restricted stock, restricted stock units, performance shares and/or performance units that cover in the aggregate more than two million (2,000,000) shares of common stock in any fiscal year.

Plan Administration

The 2010 Plan is administered by our Board of Directors which, at its discretion or as legally required, may delegate such administration to our Compensation Committee and/or one or more additional committees. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, such committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code.

Subject to the provisions of the 2010 Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair market value of a share of our common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the 2010 Plan. The administrator also has the authority, subject to the terms of the 2010 Plan, to amend existing awards to reduce or increase their exercise price, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator, to institute an exchange program by which outstanding awards may be surrendered in exchange for awards that may have different exercise prices and terms, to prescribe rules and to construe and interpret the 2010 Plan and awards granted thereunder.

Shares Reserved for Awards

As of December 31, 2013, options to purchase 14,429,392 shares of our common stock and restricted stock units representing the right to acquire 677,584 were outstanding, and 1,726,370 shares were available for future grant under the 2010 Plan. The number of shares available for issuance under the 2010 Plan has been subject to annual increase on the first day of each of our fiscal years beginning with the 2011 fiscal year, by an amount equal to the least of:

•	5,333,333 shares;

•	4% of the outstanding shares of the Company’s common stock as of the last day of the immediately preceding fiscal year; or

•	such other amount as the Board of Directors may determine.

Shares issued pursuant to awards under the 2010 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant under the 2010 Plan. In addition, to the extent that an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2010 Plan.

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2010 Plan, the administrator will make adjustments to one or more of the number and class of shares that may be delivered under the 2010 Plan, the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the 2010 Plan, and/or the per-person limits on Awards under the 2014 Restatement. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Performance-Based Awards

Awards may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement based on one or more of the following criteria, as determined by the Compensation Committee or another committee of our Board of Directors consisting of two or more “outside directors” within the meaning of Section 162(m) of the Code: (i) any measure of financial condition or operating results that can be determined by reference to the Company’s balance sheets, income statements or cash flows prepared in accordance with generally accepted accounting principles or one or more other specified bases; (ii) Company or stock valuation; (iii) market share; (iv) orders, sales or leases; (v) intellectual property (e.g., patents); (vi) product innovation or development; (vii) product launch or ship schedules; (viii) specified projects or business transactions; (ix) customer satisfaction metrics; (x) quality metrics; (xi) manufacturing or production metrics; or (xii) retail or service locations. Any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or share per capita basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and /or (e) on a pre-tax or after tax basis. Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may take into account any other factors deemed appropriate by the administrator.

Stock Options

The administrator may grant incentive and/or nonstatutory stock options under the 2010 Plan; provided that incentive stock options are only granted to employees. The exercise price of such options must equal at least the fair market value of our common stock on the date of grant. The term of an option may not exceed ten years, provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our parent or subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the plan administrator. Subject to the provisions of the 2010 Plan, the administrator determines the remaining terms of the options (e.g., vesting). After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for twelve months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2010 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of the 2010 Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. The specific terms will be set forth in an award agreement.

Restricted Stock

Restricted stock may be granted under the 2010 Plan. Restricted stock awards are grants of shares of our common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service to us. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to being available for future grant under the 2010 Plan. The specific terms will be set forth in an award agreement.

Restricted Stock Units

Restricted stock units may be granted under the 2010 Plan. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our common stock. The administrator determines the terms and conditions of restricted stock units including the vesting criteria, which may include achievement of specified performance criteria or continued service to us, and the form and timing of payment. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines in its sole discretion whether an award will be settled in stock, cash or a combination of both. The specific terms will be set forth in an award agreement.

Performance Units/Performance Shares

Performance units and performance shares may be granted under the 2010 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof. The specific terms will be set forth in an award agreement.

Automatic Director Grants

The 2010 Plan also provides for the automatic grant of nonstatutory stock options to our non-employee directors. Each non-employee director initially appointed to the board of automatically receives an option to purchase 33,333 shares upon such appointment (excluding an employee director who ceases to be an employee but remains a director). This initial award will vest as to 25% of the shares subject to the option on the one year anniversary of the vesting commencement date and 1/48th of the shares subject to the option each month thereafter over the next three years, provided he or she continues to serve as a director through each relevant vesting date. In addition, each non-employee director has been eligible to receive, beginning shortly after our 2012 annual meeting of stockholders, or shortly after the first annual meeting of stockholders held after joining the Board of Directors if joining after June 12, 2012, and shortly after each third annual meeting thereafter, an additional automatic triennial option to purchase 50,000 shares. Additionally, each non-employee director has been eligible to receive additional automatic triennial options for service on Board committees or as Lead Independent Director. These automatic triennial awards will vest 1/36th per month for three years starting on the one month anniversary of the vesting commencement date, subject to continued service as a director through the relevant vesting date, provided that if a director who was granted such an option ceases to be a director on the day before an annual meeting that is held earlier than the anniversary date of the vesting commencement date for that calendar year, vesting will accelerate with respect to the shares that would have vested if such director continued service through such anniversary date. All awards granted under the automatic grant provisions will have a term of seven years or such earlier expiration date specified in the applicable award agreement, an exercise price equal to the fair market value on the date of grant and will be freely transferable to the non-employee directors’ venture capital funds or employers (or an affiliate, within the meaning of Section 424(e) or (f) of the Code, of a non-employee director’s employer). The administrator may change the number, type and terms of future automatic awards granted to our non-employee director under the 2010 Plan. Additionally, non-employee directors are eligible to receive discretionary grants.

Merger or Change in Control

The 2010 Plan provides that in the event of a merger or change in control, as defined under the 2010 Plan, each outstanding Award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding Award, then such Award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such Award will become fully exercisable, if applicable, for a specified period determined by the administrator. The Award will then terminate upon the expiration of the specified period of time. If the service of an outside director is terminated on or following a change of control, other than pursuant to a voluntary resignation, his or her options, restricted stock units and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse, and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.

Award Grants

The amount and timing of Awards granted under the 2010 Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. Future Awards that would be received under the 2010 Plan by directors, executive officers and other employees are discretionary and are therefore not determinable at this time.

Summary of Material U.S. Federal Income Tax Considerations

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2010 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Stock Options

A 2010 Plan participant who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the participant recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.

A participant does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the participant recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Upon a disposition of such shares by the participant, any difference between the sale price and the participant’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the participant with respect to a stock option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award less any amount paid for the shares on the date the award is granted.

Deductibility of Awards

We generally will be entitled to a tax deduction in connection with an Award under the 2010 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, Section 162(m) places a $1,000,000 annual limit on the compensation deductible by us paid to our Chief Executive Officer and to each of our other three most highly paid executive officers, other than the Chief Financial Officer. This limit, however, does not apply to “performance-based compensation” as defined in Section 162 (m). The 2010 Plan as amended by the 2014 Restatement would permit (but not require) the Compensation Committee or another committee of our Board of Directors consisting of two or more “outside directors” within the meaning of Section 162(m) of the Code to grant Awards that are intended to qualify as performance-based compensation under Section 162(m), thereby potentially permitting us to receive a full federal income tax deduction in connection with such Awards. Among other things, Section 162(m) requires that stockholders approve the 2010 Plan under which the “performance-based compensation” is paid. Furthermore, Section 162(m) generally requires that plans such as the 2010 Plan be reapproved by stockholders at least every five years. If stockholders approve the 2014 Restatement at the 2014 Meeting, we will have greater flexibility to choose to seek a full income tax deduction for certain Awards granted under the 2010 Plan. However, if the stockholders of the Company do not approve the 2014 Restatement, we may be unable to seek a full income tax deduction for certain awards granted under the 2010 Plan.

Other Information

The Board of Directors approved the 2014 Restatement on April 10, 2014, subject to stockholder approval. The Board of Directors may at any time amend, alter, suspend or terminate the 2010 Plan, provided that the Company must obtain stockholder approval of any amendment if required under applicable law or stock exchange rule.

Awards granted under the 2010 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. Other terms and conditions of each Award will be set forth in award agreements.

On April 10, 2014, the closing price on the NASDAQ Global Select Market of our common stock was $204.19 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TESLA MOTORS, INC. 2010 EQUITY INCENTIVE PLAN.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm to audit the consolidated financial statements of Tesla for the fiscal year ending December 31, 2014, which will include an audit of the effectiveness of Tesla’s internal control over financial reporting. PricewaterhouseCoopers LLP has audited Tesla’s financial statements since fiscal 2004. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by our bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to Tesla’s stockholders for ratification as a matter of good corporate practice. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Tesla and its stockholders.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Tesla by PricewaterhouseCoopers LLP for the years ended December 31, 2012 and 2013. The dollar amounts in the table and accompanying footnotes are in thousands.

	2012	2013
Audit Fees (1)	$1,355	$2,396
Audit-Related Fees (2)	30	—
Tax Fees (3)	343	90
All Other Fees (4)	2	2

Total	$1,730	$2,488

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Tesla’s consolidated financial statements included in Tesla’s Annual Report on Form 10-K and for the review of the financial statements included in Tesla’s Quarterly Reports on Form 10-Q, as well as services that generally only Tesla’s independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings. The Audit Fees incurred in 2012 and 2013 also include fees of $175 and $201, respectively, related to services performed in connection with Tesla’s public offerings, including comfort letters, consents and review of documents filed with the SEC.
(2)	Audit-Related Fees consisted of fees billed for professional services rendered in connection with reporting required under Tesla’s loan agreement with the United States Department of Energy, which terminated in May 2013 in connection with the prepayment in full of all amounts due thereunder.
(3)	Tax Fees consist primarily of fees billed for professional services rendered in connection with direct and indirect tax compliance and planning requirements in domestic and foreign tax jurisdictions, as well as $103 in 2012 and $22 in 2013 related to consultations and assistance on customs and duties-related projects.
(4)	Other Fees consist of an annual license fee of $2 in each of 2012 and 2013 for use of accounting research software.

Pre-Approval of Audit and Non-Audit Services

Tesla’s Audit Committee has adopted a policy for pre-approving audit and non-audit services and associated fees of Tesla’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all services and associated fees provided to Tesla by its independent registered public accounting firm, with certain de minimus exceptions described in the policy.

All PricewaterhouseCoopers LLP services and fees in fiscal 2012 and 2013 were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS TESLA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

PROPOSAL FIVE

STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTING

Stockholder Proposal and Supporting Statement

In accordance with SEC rules, we have set forth below a stockholder proposal from James McRitchie, along with a supporting statement of the proponent. Mr. McRitchie has notified us that he is the beneficial owner of 200 shares of the Company’s common stock and intends to present the following proposal at the 2014 Annual Meeting through his designee, John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. The stockholder proposal will be required to be voted upon at the 2014 Annual Meeting only if properly presented.

Proposal Five — Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner. Currently a 1%-minority can frustrate the will of our 66%-shareholder majority.

This proposal should also be more favorably evaluated due to our Company’s clearly improvable corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, rated Tesla D for executive pay – $78 million for Elon Musk and shareholders had a potential 23% stock dilution. GMI said our CEO’s annual incentive pay would not rise or fall in line with annual performance. Shareholders had no right to call a special meting [sic] or act by written consent. Directors were only subject to a shareholder vote once in 3-years. GMI said that despite the environmentally friendly nature of its cars, Tesla discloses nothing about its environmental policies or performance.

Our 7-member board had 2 inside-related directors: Kimbal Musk and Antonio Gracias. Brad Buss, on our audit, executive pay and nomination committees, received our highest negative votes – 16%. Ira Ehrenpreis received almost 16% in negative votes.

GMI rated Tesla F for accounting. On March 6, 2013, our audit committee concluded that the consolidated statements of cash flows included in Tesla’s Quarterly Reports on Forms 10-Q for the periods that ended in March, June and September of 2012, should no longer be relied upon as a result of an error in the presentation of certain non-cash capital expenditures included in Tesla’s consolidated statements of cash flows.

Returning to the core topic of this proposal from the context of our clearly improvable corporate climate, please vote to protect shareholder value:

Simple Majority Vote — Proposal Five

Opposing Statement of the Board

General

The Board of Directors has considered this proposal and has determined that it would not serve the best interests of the Company or its stockholders, for the reasons stated below.

The Current Supermajority Voting Requirements are Limited in Scope and Protect Stockholders

Under our governance documents, a simple majority of votes cast is already the general default voting requirement for matters submitted for stockholder approval. As permitted by Delaware law, however, our governance documents include a limited category of matters for which a 66 2/3% “supermajority” vote of our stockholders is required, including proposals to amend certain provisions of our governance documents relating to the following: (i) the general powers and structure of the Board of Directors, such as term, number of seats, resignations, removals and vacancies; (ii) the authority of the Board of Directors to adopt, amend or repeal our bylaws; (iii) the procedures for calling and holding stockholder meetings; (iv) stockholder actions by written consent; (v) indemnification and limits on liability of directors; and (vi) the foregoing supermajority vote requirements themselves.

Limited supermajority voting provisions like these serve several important purposes. The goal of the Company when created a decade ago was the same as it is today: to accelerate the advent of sustainable transport by bringing compelling electric cars to the mass market. In pursuing this goal, we aim to maximize value to our stockholders over the long-term, which may not always optimize short-term profitability. We have reinforced this objective publicly over the last several years. Indeed, as is common among fast-growing technology companies like ours, we have experienced and may experience in the future significant short-term swings in the price of our stock that are unrelated or disproportionate to our long-term prospects. Limited supermajority voting provisions enable the Company to fulfill its long-term objectives and thereby meet the long-term interests of its stockholders without being disrupted by these short-term variations and the opportunistic scenarios they often attract.

Specifically, our limited supermajority voting provisions protect the Company and its stockholders from unsolicited acquisition proposals and hostile takeover initiatives proposed by third parties, particularly during temporary decreases in the Company’s stock price. Such proposals may include terms that our Board of Directors determines to be harmful to the Company’s fundamental goal, as well as to its strategic plans and objectives, or otherwise unfair to its stockholders. Takeover financing mechanisms often used by corporate raiders could limit the Company’s operational freedom, and once in control, these third parties may further prioritize short-term gains at the cost of the Company’s ability to achieve its fundamental goals, greater ultimate success and stockholder value. Our limited supermajority voting requirements provide our Board of Directors and stockholders with a chance to fully understand the terms of such a transaction, negotiate improvements to them, and evaluate strategic alternatives that may be in the best interests of the Company and its stockholders. These provisions are particularly appropriate since there is a relatively concentrated share ownership structure in the Company. Without the protection of our limited supermajority voting requirements, a handful of large stockholders could more easily impose fundamental governance changes on the Company even if a near majority of the remaining stockholders disagreed.

Moreover, these limited supermajority voting requirements do not preclude changes to our governance documents. They apply solely to any amendments of a limited number of fundamental corporate governance elements and are intended to ensure that changes to such elements are made only with a broad consensus of stockholders.

In the absence of these limited supermajority voting requirements, a simple majority of votes cast for and against could result in significant changes to the Company’s corporate governance and ultimately, the Company’s long-term goal. Moreover, if not all stockholders elect to vote, significant changes like these could be made upon the vote of less than a majority of the shares outstanding.

The Proponent’s Claims regarding Supermajority Voting Rights are Misguided

The proponent makes sweeping and unsubstantiated characterizations of the purpose and effect of supermajority provisions. He describes these protections as an “entrenching mechanism” and as being “most often used to block initiatives supported by most shareholders but opposed by management,” but provides no explanation or supporting evidence. His claim that “a 1%-minority can frustrate the will of our 66%-shareholder majority” does not follow logically and is incorrect. Instead of illustrating how his proposal would improve the Company’s corporate governance, the proponent merely recites misleading and inflammatory headlines.

The Proposal Contains Misleading, Inaccurate and Irrelevant Statements about the Company

The proposal is factually inaccurate and misleading in multiple respects. Among other things:

The proposal states that Mr. Musk’s compensation is “$78 million” and that his “annual incentive pay would not rise or fall in line with annual performance.” These statements appear to refer to Mr. Musk’s compensation for the 2012 fiscal year and are, at best, grossly misleading. Mr. Musk’s compensation has been fully disclosed in this proxy statement as well as in prior proxy statements. The only compensation that Mr. Musk actually received in hand in 2012 was $1. (Although minimum wage rules require that Mr. Musk’s annual salary be no less than $33,280, and Mr. Musk was eligible for $6,000 of additional cash bonuses under our company-wide patent incentive program, Mr. Musk accepted only $1 of such amounts.) The rest of Mr. Musk’s 2012 compensation was in the form of a performance-based stock option grant that is entirely an incentive for future performance and would take many years, if at all, to be achieved. To be clear, Mr. Musk will be entitled to exercise this option only if the Company first achieves certain operational and market capitalization milestones, many of which were viewed as very difficult to achieve when the grant was made. In order for the option to fully vest, the Company’s average market capitalization over the relevant time period must increase from $3.2 billion (i.e., the amount when the grant was made) to $43.2 billion. To date, none of the option grant has vested with respect to any of the underlying shares. Moreover, the Company has prospered under Mr. Musk’s leadership. In addition to the Company’s many operational achievements, its market capitalization has already increased to over $25.1 billion as of close of trading on April 10, 2014. Mr. Musk’s compensation is directly tied to the operational performance of the Company and its stock value, and its stockholders have clearly benefitted from this correlation.

The proposal also states that there will be “a potential 23% stock dilution” caused by the incentive pay for Mr. Musk that is described above. The basis for this statement is unclear, and, regardless, it is inaccurate. According to the Company’s calculations and information provided in prior SEC filings, Mr. Musk’s 2012 option grant would result in a dilution of no more than 5% of the Company’s outstanding shares, and that assumes that 100% of it vests and is exercised.

Additionally, the proposal states that Antonio Gracias is an “inside-related director.” Notably, the proposal provides neither the rationale nor the standard under which this statement is made. In fact, pursuant to the listing standards of NASDAQ, the Board of Directors has determined after careful and informed consideration that all of the Company’s directors other than Elon Musk, Kimbal Musk and Harald Kroeger are “independent directors.” In fact, the Board of Directors has designated Mr. Gracias as the “lead independent director” since September 2010.

In addition to being inaccurate and misleading, these statements are irrelevant. There is no connection (and the proponent does not articulate any) between the limited supermajority voting rights described above and executive compensation or any of the other unrelated assertions regarding the Company’s corporate governance.

Effect of Approval

Approval of this proposal at the 2014 Annual Meeting would not amend our governance documents. The Board of Directors would need to first authorize any such changes, and the vote of at least 66 2/3% of the outstanding shares entitled to vote would then have to approve each change at a future meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTING.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Tesla’s Board of Directors sets high standards for Tesla’s employees, officers and directors. Tesla is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout the company and managing its affairs consistent with high principles of business ethics. Accordingly, Tesla has adopted a Code of Business Conduct and Ethics, which is applicable to Tesla and its subsidiaries’ directors, officers and employees. The Code of Business Conduct and Ethics is available on Tesla’s website at: http://ir.teslamotors.com/governance.cfm. Tesla will disclose on its website any amendment to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”).

Director Independence

The Board of Directors has determined that, with the exception of Elon Musk, Kimbal Musk and Harald Kroeger, all of its current members are “independent directors” as that term is defined in the listing standards of NASDAQ. Mr. Kroeger will not be standing for re-election at the 2014 Annual Meeting. Moreover, the Board of Directors has determined that the authorized number of directors shall be reduced from seven directors to six directors, effective immediately following the 2014 Annual Meeting. Accordingly, if Messrs. Musk and Jurvetson are reelected to the Board of Directors at the 2014 Annual Meeting, 66.7% of the members of the Board of Directors immediately following the 2014 Annual Meeting will be independent directors as determined by the Board of Directors.

Other than Elon Musk, no current director is or has ever been an employee of Tesla. In the course of determining the independence of each non-employee director, the Board of Directors considered the annual amount of Tesla’s sales to, or purchases from, any company where a non-employee director serves as an executive officer. The Board of Directors determined that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Tesla’s or the applicable company’s consolidated gross revenues for the applicable year. In addition, the Board of Directors considered all other relevant facts and circumstances, including the director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships.

With respect to Mr. Gracias, the Board specifically considered:

•

Mr. Gracias is the Chief Executive Officer and a director of Valor Management Corp. (“VMC”). VMC funds are a minority investor in SpaceX. Mr. Gracias is a director of SpaceX. Elon Musk, our Chief Executive Officer, Product Architect and Chairman, is also the Chief Executive Officer, Chief Technology Officer, Chairman and a significant stockholder of SpaceX.

•	VMC funds are a minority investor in SolarCity. Mr. Gracias is a director of SolarCity, of which Elon Musk is the Chairman.

•

The Elon Musk Revocable Trust dated July 22, 2003 is a limited partner of Valor Equity Partners, L.P., Valor Equity Partners II, L.P. and Valor Equity Partners III-A L.P., which are advised by VMC, with subscription commitments of $2 million, $2 million and $10 million, respectively.

The Board of Directors has concluded that none of the foregoing relationships would impede the exercise of independent judgment by Mr. Gracias.

With respect to Mr. Jurvetson, the Board of Directors specifically considered:

•

Mr. Jurvetson is a managing director of Draper Fisher Jurvetson (“DFJ”). DFJ funds are a significant stockholder of SpaceX and Mr. Jurvetson is a director of SpaceX, of which Elon Musk is Chief Executive Officer, Chief Technology Officer, Chairman and a significant stockholder.

•	DFJ funds are a significant stockholder of SolarCity, of which Elon Musk is the Chairman.

•	The Elon Musk Revocable Trust dated July 22, 2003 is a limited partner of Draper Fisher Jurvetson Fund X, L.P., which is managed by DFJ, with a subscription commitment of $250,000.

The Board of Directors has concluded that none of the foregoing relationships would impede the exercise of independent judgment by Mr. Jurvetson.

With respect to Mr. Ehrenpreis, the Board of Directors specifically considered:

•	Mr. Ehrenpreis is a minority investor in SpaceX, of which Elon Musk is Chief Executive Officer, Chief Technology Officer, Chairman and a significant stockholder.

The Board of Directors has concluded that the foregoing relationship would not impede the exercise of independent judgment by Mr. Ehrenpreis.

With respect to Mr. Buss, the Board of Directors specifically considered:

•	Mr. Buss is the executive vice president of finance and administration and chief financial officer of Cypress. Mr. Buss will be retiring from Cypress effective June 1, 2014.

•

In 2013, Cypress provided semiconductors to a third party manufacturer engaged by Tesla to build certain components for use in its Model S vehicle. This indirect supply relationship continues in 2014. Tesla does not directly engage Cypress, and Mr. Buss was not involved in the negotiations with the third party manufacturer or Tesla regarding these components. Payments by us to the third party manufacturer in respect of the semiconductors supplied by Cypress were approximately $605,000 in 2013 and are expected to be approximately $766,000 in 2014.

The Board of Directors has concluded that the foregoing relationship would not impede the exercise of independent judgment by Mr. Buss.

Furthermore, no member of the Board of Directors currently serves on the boards of directors of more than two publicly held companies.

Board Leadership Structure

Roles of Chairman of the Board and Lead Independent Director

Elon Musk has served as Chief Executive Officer since October 2008 and as Chairman of the Board of Directors since April 2004. In addition, we have had a Lead Independent Director since 2010. The Board of Directors believes that its current leadership structure, in which the positions of Chairman and Chief Executive Officer are held by Mr. Musk, together with a Lead Independent Director with broad authority, is appropriate at this time and provides the most effective leadership for Tesla in a highly competitive and rapidly changing technology industry. In addition, our corporate governance policies and practices provide for oversight of Tesla’s business and senior management by experienced independent directors and minimize any potential conflicts that may result from combining the positions of Chief Executive Officer and Chairman. The Board believes that an important component of the Board’s leadership structure is having an effective Lead Independent Director in place with broad authority to direct the actions of the independent directors and regularly communicate with the Chief Executive Officer. The role of Lead Independent Director is currently held by Mr. Gracias, the Chief Executive Officer of VMC, who has been a director of Tesla since May 2007 and was appointed as the Lead Independent Director in September 2010. As Lead Independent Director, among other things, Mr. Gracias:

•	prepares the agenda and approves materials for meetings of the independent directors;

•	consults with the Chief Executive Officer and Chairman regarding Board meeting agendas, schedules and materials;

•	communicates with the Chief Executive Officer and Chairman;

•	acts as a liaison between the Chief Executive Officer and Chairman and the independent directors when appropriate;

•	raises issues with management on behalf of the independent directors;

•	annually reviews, together with the Nominating and Corporate Governance Committee, the Board’s performance during the prior year; and

•	serves as the Board’s liaison for consultation and communication with stockholders as appropriate.

Tesla also has a mechanism for stockholders to communicate directly with non-management directors (see “Corporate Governance — Contacting the Board of Directors” below).

Committees of the Board of Directors

In addition, the Board has three standing committees — Audit, Compensation, and Nominating and Corporate Governance, which are each further described below. Each of the Board committees is comprised solely of independent directors, and each committee has a separate chair. Our independent directors generally meet in executive session at each regularly scheduled Board meeting, and at such other times as necessary or appropriate as determined by the independent directors. In addition, on an annual basis, as part of our governance review and succession planning, the Board of Directors (led by the Nominating and Corporate Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure for Tesla.

Board Role in Risk Oversight

The Board of Directors is responsible for overseeing the major risks facing the Company while management is responsible for assessing and mitigating the Company’s risks on a day-to-day basis. In addition, the Board has delegated oversight of certain categories of risk to the Audit and Compensation Committees. The Audit Committee reviews and discusses with management significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures. The Compensation Committee oversees management of risks relating to the Company’s compensation plans and programs. In performing their oversight responsibilities, the Board and Audit Committee periodically discuss with management the Company’s policies with respect to risk assessment and risk management. The Audit and Compensation Committees report to the Board as appropriate on matters that involve specific areas of risk that each Committee oversees.

Employee Compensation Risks

Tesla’s management and the Compensation Committee have assessed the risks associated with Tesla’s compensation policies and practices for all employees, including non-executive officers. Based on the results of this assessment, Tesla does not believe that its compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on Tesla.

Board Meetings and Committees

During fiscal 2013, the Board of Directors held five (5) meetings. Each of the directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served during the past fiscal year.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58) of the Exchange Act, currently consists of Messrs. Buss, Gracias and Jurvetson, each of whom is “independent” as such term is defined for audit committee members by the listing standards of NASDAQ. Mr. Buss is the chairperson of the Audit Committee. The Board of Directors has determined that Mr. Buss is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee is responsible for, among other things:

•	reviewing and approving the selection of Tesla’s independent auditors, and approving the audit and non-audit services to be performed by Tesla’s independent auditors;

•	monitoring the integrity of Tesla’s financial statements and Tesla’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of Tesla’s internal control policies and procedures;

•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors Tesla’s interim and year-end operating results; and

•	preparing the audit committee report that the SEC requires in Tesla’s annual proxy statement.

The Audit Committee held twelve (12) meetings during the last fiscal year. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Tesla’s website at: http://ir.teslamotors.com/governance.cfm.

The Audit Committee Report is included in this proxy statement on page 58.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Buss, Ehrenpreis and Gracias, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Ehrenpreis is the chairperson of the Compensation Committee.

The Compensation Committee is responsible for, among other things:

•	overseeing Tesla’s compensation policies, plans and benefit programs;

•

reviewing and approving for Tesla’s executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other benefits, compensations or arrangements;

•	preparing the compensation committee report that the SEC requires to be included in Tesla’s annual proxy statement; and

•	administering Tesla’s equity compensation plans.

The Compensation Committee held thirteen (13) meetings during the last fiscal year. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Tesla’s website at: http://ir.teslamotors.com/governance.cfm. Under the provisions of its charter, the Compensation Committee may form and delegate its authority to one or more subcommittees where appropriate. The Compensation Committee does not presently have any subcommittees, and no such delegations have been made.

The Compensation Committee Report is included in this proxy statement on page 44.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Buss, Ehrenpreis and Gracias, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Ehrenpreis is the chairperson of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	assisting the Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board of Directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to the Board of Directors;

•	reviewing the succession planning for Tesla’s executive officers;

•	overseeing the evaluation of Tesla’s Board of Directors and management; and

•	recommending members for each Board committee to the Board of Directors.

The Nominating and Corporate Governance Committee held eleven (11) meetings during the last fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board of Directors, which is available on Tesla’s website at: http://ir.teslamotors.com/governance.cfm.

Compensation Committee Interlocks and Insider Participation

Messrs. Buss, Ehrenpreis and Gracias served as members of the Compensation Committee during fiscal 2013. No interlocking relationships exist between any member of Tesla’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Tesla or its subsidiaries.

Process for Recommending Candidates for Election to the Board of Directors

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Tesla Motors, Inc., 3500 Deer Creek Road, Palo Alto, California 94304, Attention: General Counsel/Legal, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Tesla within the last three years and evidence of the nominating person’s ownership of Tesla stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.

The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees are as follows:

•	The Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board of Directors.

•

The Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders.

•

In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and (3) such other factors as the Nominating and Corporate Governance Committee may consider appropriate.

•

While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of Tesla’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•

With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.

•

In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•

The Nominating and Corporate Governance Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the full Board of Directors the director nominees.

Both Mr. Buss and Mr. Ehrenpreis, who were nominated by the Board of Directors pursuant to a recommendation by the Nominating and Corporate Governance Committee for reelection as Class III directors of Tesla at the 2013 annual meeting of stockholders, were reelected at such meeting. Each received greater than 80% of the votes cast in respect of such elections.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although Tesla does not have a formal policy regarding attendance by members of the Board of Directors at Tesla’s annual meeting of stockholders, Tesla encourages, but does not require, directors to attend. All of our directors attended the prior year’s annual meeting of stockholders.

Stock Transactions by Insiders

Insider Trading Policy and Rule 10b5-1 Trading Plans

Tesla has an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to Tesla’s common stock. In addition, three of Tesla’s current executive officers and two directors have entered into Rule 10b5-1 trading plans.

Stock Ownership

While Tesla does not have a formal policy requiring members of the Board of Directors to own Tesla stock, as of December 31, 2013, each director other than Mr. Kroeger owned outstanding shares of Tesla stock in an individual capacity or in trust.

Contacting the Board of Directors

Any stockholder who desires to contact our non-employee directors may do so electronically at the following website: http://ir.teslamotors.com/contactBoard.cfm. Such stockholders who desire to contact our non-employee directors by mail may do so by writing Tesla’s Corporate Secretary at Tesla Motors, Inc., 3500 Deer Creek Road, Palo Alto, CA 94304. Our General Counsel, or someone acting in his or her place, receives these communications unfiltered by Tesla, forwards communications to the appropriate committee of the Board of Directors or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to ir@teslamotors.com.

EXECUTIVE OFFICERS

The names of Tesla’s executive officers, their ages, their positions with Tesla and other biographical information as of April 1, 2014, are set forth below. Except for Messrs. Elon Musk and Kimbal Musk who are brothers, there are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Elon Musk	42	Chief Executive Officer, Product Architect and Chairman
Deepak Ahuja	51	Chief Financial Officer
Jeffrey B. Straubel	38	Chief Technology Officer
Jerome Guillen	41	Vice President, Worldwide Sales and Service
Greg Reichow	44	Vice President, Production

Elon Musk. For a brief biography of Mr. Musk, please see “Proposal One — Election of Directors — Information Regarding the Board of Directors and Director Nominees.”

Deepak Ahuja has served as our Chief Financial Officer since July 2008. Prior to joining us, Mr. Ahuja served in various positions at Ford Motor Company from August 1993 to July 2008, most recently as the Vehicle Line Controller of Small Cars Product Development from July 2006 to July 2008, and as Chief Financial Officer for Ford of Southern Africa from February 2003 to June 2006. Mr. Ahuja also served as the Chief Financial Officer for Auto Alliance International, a joint venture between Ford and Mazda, from September 2000 to February 2003. Mr. Ahuja holds an M.S.I.A. (which was subsequently redesignated as an M.B.A.) from Carnegie Mellon University, a M.S. in materials engineering from Northwestern University and a Bachelors degree in ceramic engineering from Banaras Hindu University in India.

Jeffrey B. Straubel has served as our Chief Technology Officer since May 2005 and previously served as our Principal Engineer, Drive Systems from March 2004 to May 2005. Prior to joining us, Mr. Straubel was the Chief Technical Officer and co-founder of Volacom Inc., an aerospace firm which designed a specialized high-altitude electric aircraft platform, from 2002 to 2004. Mr. Straubel holds a B.S. in energy systems engineering from Stanford University and a M.S. in engineering, with an emphasis on power electronics, microprocessor control and energy conversion, from Stanford University.

Jerome Guillen has served as our Vice President, Worldwide Sales and Service since April 2013 and previously served as our Model S Program Director from November 2010 to April 2013. Prior to joining us, Mr. Guillen served as Director, Business Innovation at Daimler AG, an automobile manufacturer, from September 2007 to November 2010. Mr. Guillen also served as Director, New Product Development at Freightliner LLC, a manufacturer of trucks and heavy duty vehicles, from September 2002 to September 2007. Mr. Guillen holds a Ph.D. in mechanical engineering from the University of Michigan, in addition to a dual degree in energy technologies from Escuela Tecnica Superior de Ingenieros Industriales in Madrid and in mechanical engineering from Ecole Nationale Superieure de Techniques Avancees in Paris.

Greg Reichow has served as our Vice President, Production since May 2013 and previously served as our Vice President of Operations, Powertrain, from April 2011 to May 2013. Prior to joining us, Mr. Reichow was Senior Vice President of Operations at SunPower Corporation, a solar cell and panel manufacturer, from November 2003 to April 2011. Mr. Reichow holds a B.S. in mechanical and industrial engineering from the University of Minnesota, Twin Cities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for 2013 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.

The following discussion and analysis relates to the compensation arrangements for 2013 of (i) our principal executive officer, (ii) our principal financial officer, (iii) our three most highly compensated executive officers, other than our principal executive officer and principal financial officer, who were serving as executive officers at the end of our fiscal year ended December 31, 2013, and (iv) two additional individuals to whom clause (iii) above would have applied but for the fact that such individuals were not serving as our executive officers at the end of our fiscal year ended December 31, 2013 (our “named executive officers”). We experienced a reorganization in the responsibilities and roles of certain senior executives in fiscal year 2013, and as disclosed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, the Board of Directors reviewed such executives’ job responsibilities. As a result, as of August 8, 2013, the Board of Directors determined that George Blankenship, our former Vice President of Worldwide Retail, and Gilbert Passin, our Vice President of OEM and Re-Manufacturing, each of whom was a named executive officer for fiscal year 2012, were no longer executive officers. The Board of Directors also determined that as of the same date, Jerome Guillen, our Vice President of Worldwide Sales and Service, and Greg Reichow, our Vice President of Production, were executive officers of the Company. Moreover, in November 2013, Mr. Blankenship retired from the Company. As a result of these changes, our named executive officers for fiscal year 2013 were:

Name	Position
Elon Musk	Chief Executive Officer, Product Architect and Chairman
Deepak Ahuja	Chief Financial Officer
Jeffrey B. Straubel	Chief Technology Officer
Jerome Guillen	Vice President, Worldwide Sales and Service
Greg Reichow	Vice President, Production
George Blankenship	Former Vice President, Worldwide Retail
Gilbert Passin	Vice President, OEM and Re-Manufacturing

Compensation Philosophy — Introduction

We design, develop, manufacture and sell high-performance fully electric vehicles and advanced electric vehicle powertrain components. To achieve these goals, we designed, and intend to modify as necessary, our compensation and benefits program and philosophy, to attract, retain and incentivize talented, deeply qualified, and committed executive officers that share our philosophy and desire to work toward these goals. We believe compensation incentives for such executive officers should promote the success of our company and motivate them to pursue corporate objectives, and above all should be structured so as to reward clear, easily measured performance goals that closely align the executive officers’ incentives with the long-term interests of stockholders. Furthermore, we have sought to harmonize the compensation structures of our other employees to conform to our overall compensation philosophy.

Our current compensation programs reflect our startup origins in that they consist primarily of salary and stock options for senior executive officers. Consistent with our historical compensation philosophy, except as noted below, we do not currently provide our senior executive officers or other employees with any form of a cash bonus program or any severance provisions providing for continued salary or other benefits upon termination of an executive officer’s employment with us or other equity-based compensation, other than option and/or restricted stock unit grants. In certain limited cases, we have granted an executive up to 12 months vesting acceleration of certain stock options in the event of a termination of employment following a change of control.

Additionally, as our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we will review executive compensation annually. We may from time to time make new equity awards and adjustments to the components of our executive compensation program in connection with our yearly compensation review. For example, in fiscal 2012, we retained Compensia, Inc., a compensation advisory firm (“Compensia”), to review CEO equity compensation and outside director compensation and implemented an option award grant to our CEO and an amendment to our outside director compensation policy. See “Executive Compensation — Compensation Discussion and Analysis — CEO Compensation” and “Executive Compensation — Compensation of Directors — Standard Director Compensation Arrangements.”

Fiscal 2013 Company Highlights and Compensation Overview

Our financial and business highlights for fiscal 2013 include the following:

•	We delivered 22,477 vehicles during 2013, leading to total GAAP revenues of $2.0 billion, an increase of 387% over total revenues of $413.3 million for 2012.

•	In the fourth quarter of 2013, we exceeded our target automobile gross margin of 25%.

•

Model S won the prestigious Motor Trend Car of the Year for 2013, achieved an overall five star rating from the National Highway Traffic Safety Administration, and was awarded the world’s highest Consumer Reports customer satisfaction score of 99 out of 100.

•	We continued to expand our company-owned customer infrastructure network with the opening of additional sales and service locations worldwide. At year end, we had over 110 locations around the world.

•

We significantly expanded our Supercharger network throughout the United States and launched a European Supercharger network. By the end of 2013, there were more than 60 Supercharger locations open worldwide. A Supercharger can replenish 50% of the battery pack of compatible Tesla vehicles in as little as 20 minutes.

•

In May 2013, we completed a public follow-on offering of common stock and sold a total of 3,902,862 shares of our common stock (including 487,857 shares purchased by Elon Musk, our Chief Executive Officer) for total cash proceeds of approximately $355.5 million, net of underwriting discounts and offering costs. We also sold an additional 596,272 shares of our common stock to Mr. Musk and received total cash proceeds of $55.0 million in a private placement at the public offering price. Concurrent with these equity transactions, we also issued $660.0 million principal amount of 1.50% convertible senior notes due June 2018 in a public offering and received total cash proceeds of approximately $648.0 million, net of underwriting discounts and offering costs.

•	Using approximately $451.8 million of the proceeds from our common stock and convertible notes offerings, we prepaid in full all amounts due under our loan facility with the U.S. Department of Energy.

•

In addition, our total stock performance from our initial public offering on June 29, 2010 through the end of fiscal year 2013 has been very strong. In particular, our stock price increased significantly during 2013, increasing by 325%. By comparison, the NASDAQ Composite Index increased by 34% in 2013.

As described in more detail below and in the compensation tables that follow this Compensation Discussion and Analysis, our compensation structure applicable to our named executive officers did not change significantly during fiscal 2013:

•	Our CEO continues to work for an annual base salary of $33,280, consistent with minimum wage requirements under California law, and still accepts only $1 in salary.

•	Our other named executive officers’ salaries did not increase in 2013.

•	We have no cash bonus program for any of our named executive officers.

•

Our compensation program is still predominantly in the form of stock options, with a focus on performance-based awards, which are designed to promote incentives that are aligned with long-term stockholder interests.

•	We have historically granted on a limited basis severance provisions providing for continued salary or other benefits upon termination of an executive officer’s employment with us.

Role of the Compensation Committee in Setting Executive Compensation

The Compensation Committee has overall responsibility for recommending to our Board of Directors the compensation of our CEO and determining the compensation of our other executive officers. Members of the Compensation Committee are appointed by the Board of Directors. Currently, the Compensation Committee consists of three members of the Board, Messrs. Buss, Ehrenpreis, and Gracias, none of whom is an executive officer of the Company, and Messrs. Buss, Ehrenpreis and Gracias each qualify as (i) an “independent director” under the rules of The Nasdaq Stock Market, and (ii) an “outside director” under Code Section 162(m). See the section entitled “Corporate Governance — Board Meetings and Committees — Compensation Committee.”

Role of Compensation Consultant

The Compensation Committee has the authority to engage the services of outside consultants to assist in making decisions regarding the establishment of the Company’s compensation programs and philosophy. The Compensation Committee retained Compensia as its compensation consultant in 2012 to prepare for the Compensation Committee’s consideration a framework for a long-term equity grant for the CEO as well as a market analysis of the competitiveness of the Company’s outside director compensation structure. Compensia reported directly to the Compensation Committee, and did not provide any other services to us during fiscal 2012 or fiscal 2013. Based on its review of its engagement of Compensia, including considerations of factors set forth in the SEC’s rules, the Compensation Committee concluded that no conflict of interest exists that would prevent Compensia from independently advising the Compensation Committee.

Role of Executive Officers in Compensation Decisions

For executive officers other than our CEO, the Compensation Committee has historically sought and considered input from our CEO regarding such executive officers’ responsibilities, performance and compensation. Specifically, our CEO recommends base salary increases and equity award levels that are used throughout our compensation plans, and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. These recommendations reflect compensation levels that our CEO believes are qualitatively commensurate with an executive officer’s individual qualifications, experience, responsibility level, functional role, knowledge, skills, and individual performance, as well as the Company’s performance. Our Compensation Committee considers our CEO’s recommendations, but may adjust up or down as it determines in its discretion, and approves the specific compensation for all the executive officers. All such compensation determinations by our Compensation Committee are largely discretionary.

Our Compensation Committee meets regularly in executive session, and our CEO generally does not attend Compensation Committee meetings or discussions where recommendations are made regarding his compensation. He is not present during Compensation Committee deliberations or votes on his compensation and also abstains from voting in sessions of the Board of Directors where the Board of Directors acts on the Compensation Committee’s recommendations regarding his compensation.

The Role of Stockholder Say-on-Pay Votes

On June 1, 2011, we held a “say-on-pay” advisory vote on the compensation of our named executive officers for the 2010 fiscal year. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 99% of stockholder votes cast in favor of our compensation policies for our named executive officers. Given this result, and following consideration of it, the Compensation Committee decided to retain our overall approach to executive compensation. Moreover, in determining how often to hold a stockholder advisory vote on the compensation of our named executive officers, the Board of Directors took into account our stockholders’ preference (approximately 74% of stockholder votes cast) for a triennial vote. Specifically, the Board of Directors determined that we will hold a triennial advisory stockholder vote on the compensation of our named executive officers until they consider the results of our next “say-on-pay” frequency vote, anticipated to be held at our 2017 annual meeting. In accordance with this triennial frequency, we will again hold a “say-on-pay” advisory vote at the 2014 Annual Meeting to which this proxy statement relates.

CEO Compensation

In developing compensation recommendations for the CEO, the Compensation Committee has sought both to appropriately reward the CEO’s previous and current contributions and to create incentives for the CEO to continue to contribute significantly to successful results in the future. In addition to serving as the CEO since October 2008, Elon Musk has contributed significantly and actively to us since our earliest days in April 2004 by recruiting executives and engineers, contributing to vehicle engineering and design, raising capital for us and bringing investors to us, and raising public awareness of the Company. Further, Mr. Musk has served, and continues to serve, as our Chief Product Architect.

Overview — Cash Compensation

Mr. Musk continues to work for an annual base salary of $33,280, consistent with minimum wage requirements under California law, and he is subject to income taxes based on such base salary. Mr. Musk, however, currently only accepts $1 per year for his services.

Overview — Equity Compensation

Prior to option grant awards made in December 2009, Mr. Musk did not receive any equity compensation for his services over a period of five years.

In 2010 and 2011, Mr. Musk did not receive any equity grants, because the Compensation Committee believed his existing grants made in December 2009 already provided sufficient motivation for Mr. Musk to perform his duties as CEO.

In 2012, to create incentives for continued long term success beyond the Model S program and to further align executive pay with increases in stockholder value, the Compensation Committee reviewed Mr. Musk’s equity compensation and retained Compensia to advise in such review. Following such review, the Compensation Committee recommended to the Board of Directors a new stock option grant to Mr. Musk. On August 1, 2012, our Board of Directors approved a grant to Mr. Musk of options to purchase 5,274,901 shares of our common stock at an exercise price of $31.17 per share representing 5% of our total issued and outstanding shares as of August 13, 2012, the effective date of such grant (the “2012 CEO Grant”). The 2012 CEO Grant consists of ten equal vesting tranches, with a vesting schedule based entirely on the attainment of both operational and market capitalization milestones, as further detailed below. The 2012 CEO Grant was designed to be entirely an incentive for future performance that would take many years, if at all, to be achieved. Further, many of the requisite milestones were viewed as very difficult to achieve when the 2012 CEO Grant was made.

Each of the ten vesting tranches requires that the Company meet a combination of an operational milestone achievement and a significant increase in our market capitalization of $4.0 billion. Since our average market capitalization for the 30 trading days prior to August 13, 2012, the date of grant, was $3.2 billion, the first tranche will only vest when we have more than doubled our market capitalization as of such time to $7.2 billion and at least one of the operational milestones described below is met. The second tranche would vest only if there is another $4.0 billion increase in our market capitalization to $11.2 billion and when two of the operational milestones described below are met. The remaining tranches are structured in a similar manner, so that the 2012 CEO Grant would be fully vested when we achieve a sustained market capitalization of $43.2 billion and all ten operational milestones described below have been achieved. Market capitalization for purposes of milestone achievement will be determined based on a rolling six month historic average (based on trading days only). The market capitalization for a particular trading day is equal to the closing price multiplied by outstanding shares of common stock as of the end of such trading day. The term of the 2012 CEO Grant is ten years, so that if any vesting tranches remain unvested after expiration of the 2012 CEO Grant, they will be forfeited. In addition, Mr. Musk will forfeit any unvested options if he is terminated as CEO of the Company, whether for cause or otherwise.

In addition to the market capitalization milestones, vesting for each of the ten tranches requires achievement of certain operational milestones. To illustrate, vesting of the first tranche requires the achievement of any one of the ten defined operational milestones, vesting of the second tranche requires the achievement of any two of the ten defined operational milestones, etc. The ten operational milestones for the 2012 CEO Grant are:

•	Successful completion of the Model X Engineering Prototype (Alpha);

•	Successful completion of the Model X Vehicle Prototype (Beta);

•	Completion of the first Model X Production Vehicle;

•	Successful completion of the Gen III Engineering Prototype (Alpha);

•	Successful completion of the Gen III Vehicle Prototype (Beta);

•	Completion of the first Gen III Production Vehicle;

•	Gross margin of 30% or more for four consecutive quarters;

•	Aggregate vehicle production of 100,000 vehicles;

•	Aggregate vehicle production of 200,000 vehicles; and

•	Aggregate vehicle production of 300,000 vehicles.

As of the date of this filing, four market capitalization milestones for the 2012 CEO Grant have been achieved, and the following three operational milestones were considered probable of achievement:

•	Successful completion of the Model X Engineering Prototype (Alpha);

•	Successful completion of the Model X Vehicle Prototype (Beta); and

•	Completion of the first Model X Production Vehicle.

However, because no operational milestones have been achieved, no shares subject to the 2012 CEO Grant have vested.

The vesting of the 2012 CEO Grant will not accelerate in the event of a change in control of the Company. However, in a change in control event, the achievement of market capitalization-related vesting milestones for the 2012 CEO Grant will be based solely on our market capitalization as of the effectiveness of such change in control rather than the rolling six month historic average. The 2012 CEO Grant will not need to be adopted by an acquirer and, to the extent unvested on such date, will expire.

In 2013, Mr. Musk did not receive any equity compensation except in respect of certain awards granted pursuant to a patent incentive program available to employees generally. See “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Equity Award Grants.”

Realized Compensation

For purposes of the “Summary Compensation Table” following this Compensation Discussion and Analysis, we are required to report pursuant to applicable SEC rules any stock option grants to Mr. Musk at values determined as of their respective grant dates and which are driven by certain assumptions prescribed by Financial Accounting Board Accounting Standards Codification Topic 718, “Stock Compensation” (“FASB ASC Topic 718”). As a result, there may be a significant disconnect between what is reported as compensation for a given year in such table and the value actually realized as compensation in that year or over a period of time. Moreover, the vast majority of reported compensation in respect of such stock option grants is an incentive for future performance and is realizable only if the Company’s stock price appreciates and the Company achieves applicable vesting requirements.

To supplement the reported compensation disclosed in the “Summary Compensation Table,” we have included the following table, which shows the total realized compensation of Mr. Musk for the periods presented in the “Summary Compensation Table.” Realized compensation is not a substitute for reported compensation in evaluating our compensation structure, but we believe that realized compensation is an important factor in understanding the impact of the Company’s stock price performance and the requirement of operational milestones for the vesting of an option award on the value of compensation that Mr. Musk ultimately realizes.

Year	Total Compensation Reported in Summary Compensation Table ($)		Total Realized Compensation ($)(1)
2013	33,280		33,280
2012	78,150,010	(2)	39,280
2011	33,280		33,280

(1)	Total realized compensation for a given year is defined as salary, cash bonuses, non-equity incentive plan compensation and all other compensation as reported in the “Summary Compensation Table” below, plus, with respect to any stock option exercised in such year, if any, the difference between the market price of Tesla common stock at the time of exercise on the exercise date and the exercise price of the option, plus, with respect to any restricted stock unit vested in such year, if any, the market price of Tesla common stock at the time of vesting. Furthermore, in each year presented, Mr. Musk accepted only $1 of the amount noted.
(2)

This grant is intended to compensate Mr. Musk over its ten-year term and will become vested as to all shares subject to it only if our market capitalization increases to $43.2 billion and all ten performance milestones are achieved during such ten year period. 1/10th of the total number of shares subject to the option will become vested and exercisable each time: (i) our market capitalization increases by $4.0 billion above the initially measured market capitalization of $3.2 billion; and (ii) one of ten performance milestones specified above relating to the development of our Model X and Gen III vehicles and our total production of vehicles is attained, subject to Mr. Musk’s continued service to us at each such vesting event. If any shares have not vested by the end of the ten-year term of the option, they will be forfeited and Mr. Musk will not realize the value of such shares. As of the date of this filing, four market capitalization milestones have been achieved and three operational milestones were considered probable of achievement. However, because no operational milestones for this grant have been achieved, no shares subject to this grant have vested.

Elements of Executive Compensation

In addition to specific elements of our CEO’s compensation discussed above, our current executive compensation program, which was set by our Compensation Committee, generally consists of the following components:

•	base salary;

•	equity-based incentives;

•	severance and change of control benefits; and

•	other benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward achievement of financial, operational and strategic objectives and align the interests of our named executive officers and other senior personnel with those of our stockholders.

Base Salary

Our Compensation Committee is responsible for setting our CEO’s and other executives’ base salaries. The base salaries of all executive officers are reviewed annually and adjusted when necessary to reflect individual roles, performance and the competitive market. The completion of key projects or technical milestones is also a factor in salary determinations. Because we typically do not provide cash bonuses to our executive officers, we also view salary as a key motivation and reward for our executives’ overall performance. As of the date of this filing, the Compensation Committee has not increased the base salaries of our named executive officers in 2014.

We provide base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. The following table sets forth information regarding the base salary for fiscal years 2013 and 2014 for our named executive officers:

Named Executive Officer	Fiscal 2013 Base Salary ($)	Fiscal 2014 Base Salary ($)
Elon Musk(1)	33,280	35,360
Deepak Ahuja	338,000	338,000
Jeffrey B. Straubel	249,600	249,600
Jerome Guillen	263,893	263,893
Greg Reichow	225,000	225,000
George Blankenship(2)	333,361	—
Gilbert Passin	270,400	200,000

(1)	Mr. Musk’s salary is based on minimum wage requirements under California law and he is subject to income taxes based on such base salary. The annual minimum wage requirement for Mr. Musk is $33,280, and will increase to $37,440 effective July 1, 2014. Mr. Musk, however, currently only accepts $1 per year for his services. Under California law, Mr. Musk is entitled to the portion of the base salary that he does not receive each year.
(2)	Mr. Blankenship retired from the Company in November 2013.

Equity-based incentives — Overview

Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers. Our equity-based incentives have historically been granted in the form of options to purchase shares of our common stock, including the grant of options at the commencement of employment for the majority of our current named executive officers. We believe that equity grants align the interests of our named executive officers with our stockholders, provide our named executive officers with incentives linked to long-term performance and create an ownership culture. In addition, the vesting feature of our equity grants contributes to executive retention because this feature provides an incentive to our named executive officers to remain in our employ during the vesting period. To date, we have not had an established set of criteria for granting equity awards; instead the Compensation Committee exercises its judgment and discretion, in consultation with our CEO, and considers, among other things, the role and responsibility of the named executive officer, competitive factors, the amount of stock-based equity compensation already held by the named executive officer, and the cash-based compensation received by the named executive officer to determine the level of equity awards that it approves.

We do not have, nor do we plan to establish, any program, plan, or practice to time stock option grants in coordination with releasing material non-public information. The Compensation Committee meets monthly to approve stock option grants, which grants become effective as of the second Monday of the month, in accordance with our equity incentive award grant policy.

Equity award grants

In January 2014, to create incentives for continued long term success beyond the Model S program and to closely align executive pay with our stockholders’ interests in the achievement of significant milestones by the Company, the Compensation Committee granted stock options to certain employees of the Company. Each option grant has a vesting schedule based entirely on the attainment of the following performance objectives:

•	1/4th of the shares subject to the options are scheduled to vest upon completion of the first Model X Production Vehicle;

•	1/4th of the shares subject to the options are scheduled to vest upon achieving aggregate vehicle production of 100,000 vehicles in a trailing 12-month period;

•	1/4th of the shares subject to the options are scheduled to vest upon completion of the first Gen III Production Vehicle; and

•	1/4th of the shares subject to the options are scheduled to vest upon achievement of annualized gross margin of greater than 30.0% in any three years.

The following table sets forth these performance-based stock option grants we made to certain of our named executive officers:

Name	Date of Grant	Number of Shares Underlying Option	Exercise Price ($)	Vesting Start Date	Vesting Schedule (1)
Deepak Ahuja	1/13/2014	45,000	139.34	—	Vesting upon the achievement of milestones as described above
Jeffrey B. Straubel	1/13/2014	220,000	139.34	—	Vesting upon the achievement of milestones as described above
Jerome Guillen	1/13/2014	55,000	139.34	—	Vesting upon the achievement of milestones as described above
Greg Reichow	1/13/2014	65,000	139.34	—	Vesting upon the achievement of milestones as described above

(1)	In each case, vesting remains subject to continued service through each vesting date.

We made no equity award grants to any of our named executive officers in 2013 other than to Messrs. Musk and Straubel, who were granted equity awards for their contributions to various patents of the Company. These awards were granted as part of our company-wide patent incentive program available to employees generally. The following table sets forth these equity awards:

Name	Award Type	Date of Grant	Number of Shares Underlying Award	Exercise Price ($)	Vesting Start Date	Vesting Schedule
Elon Musk	Restricted Stock Unit	12/9/2013	75	—	12/5/2013	Fully vesting on one-year anniversary of vesting start(1)
	Stock Option	6/10/2013	350	100.05	—	Fully vested on grant date
	Stock Option	4/8/2013	350	41.83	—	Fully vested on grant date
Jeffrey B. Straubel	Restricted Stock Unit	12/9/2013	75	—	12/5/2013	Fully vesting on one-year anniversary of vesting start(1)

Name	Award Type	Date of Grant	Number of Shares Underlying Award	Exercise Price ($)	Vesting Start Date	Vesting Schedule
	Restricted Stock Unit	11/11/2013	150	—	12/5/2013	Fully vesting on one-year anniversary of vesting start(1)
	Restricted Stock Unit	10/14/2013	75	—	12/5/2013	Fully vesting on one-year anniversary of vesting start(1)
	Stock Option	7/8/2013	1,050	121.61	—	Fully vested on grant date
	Stock Option	6/10/2013	700	100.05	—	Fully vested on grant date
	Stock Option	5/13/2013	700	87.80	—	Fully vested on grant date
	Stock Option	4/8/2013	350	41.83	—	Fully vested on grant date
	Stock Option	3/11/2013	700	39.10	—	Fully vested on grant date
	Stock Option	2/11/2013	350	38.42	—	Fully vested on grant date

(1)	In each case, vesting remains subject to continued service through each vesting date.

Severance and Change of Control Benefits

No named executive officer has a currently effective severance or change of control arrangement with the Company. See “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Bonus

Except for cash awards of $10,500 paid to Mr. Straubel in 2013 pursuant to our company-wide patent incentive program, we did not provide any cash-based bonus awards to our named executive officers in 2013.

Non-Equity Incentive Plan Compensation

Except for total sales commissions of $92,280 paid to Mr. Blankenship based on the number of Tesla Roadster and Model S vehicles delivered in 2013, we did not provide any non-equity incentive plan compensation to any of our named executive officers in 2013.

Perks

We generally do not provide any additional perquisites to our named executive officers except in certain limited circumstances. For example, we provided Mr. Blankenship with the use of a Tesla Roadster through August 2012.

Benefits

We provide the following benefits to our named executive officers on the same basis provided to all of our employees:

•	health, dental and vision insurance;

•	life insurance and accidental death and dismemberment insurance;

•	a 401(k) plan for which no company match is provided;

•	an employee stock purchase plan;

•	short-and long-term disability;

•	medical and dependent care flexible spending account; and

•	a health savings account.

Tax Considerations

We have not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code (“Code”). Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of us that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.

Because of the limitations of Code Section 162(m), we generally receive a federal income tax deduction for compensation paid to our CEO and to certain other highly compensated officers only if the compensation is less than $1,000,000 per person during any fiscal year or is “performance-based” under Code Section 162(m). In addition to salary and bonus compensation, the realization of value by such officers with respect to equity-based awards is treated as compensation and accordingly, in any year, such realization of value may cause an officer’s total compensation to exceed $1,000,000. However, under a special Code Section 162(m) exception, any compensation paid pursuant to a compensation plan in existence before the effective date of our initial public offering will not be subject to the $1,000,000 limitation until the earliest of: (i) the expiration of the compensation plan, (ii) a material modification of the compensation plan (as determined under Code Section 162(m), (iii) the issuance of all the employer stock and other compensation allocated under the compensation plan, or (iv) the first meeting of stockholders at which directors are elected after the close of the third calendar year following the year in which the initial public offering occurs, which in the case of Tesla will be the 2014 Meeting. Additionally, after such event, compensation from awards that meet certain requirements set forth in Code Section 162(m) will not be subject to the $1,000,000 cap on deductibility. While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. In addition, while the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the Compensation Committee intends to consider tax deductibility under Code Section 162(m) as a factor in compensation decisions.

Compensation Committee Report

The Compensation Committee oversees Tesla’s compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Ira Ehrenpreis (Chair)

Brad W. Buss

Antonio J. Gracias

Summary Compensation Table

The following table presents information concerning the total compensation of our named executive officers. No disclosure is provided for 2011 or 2012 for those persons who were not named executive officers in 2011 or 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Elon Musk	2013	33,280	—		10,620	(3)	26,089	(3)	—		—		69,989
Chief Executive Officer, Product Architect and Chairman	2012	33,280	6,000	(3)	—		78,110,730	(4)	—		—		78,150,010
	2011	33,280	—		—		—		—		—		33,280

Deepak Ahuja	2013	338,000	—		—		—		—		—		338,000
Chief Financial Officer	2012	338,000	—		—		563,457		—		—		901,457
	2011	325,000	—		—		544,464		—		—		869,464

Jeffrey B. Straubel	2013	249,600	10,500	(3)	45,804	(3)	161,699	(3)	—		—		467,604
Chief Technology Officer	2012	249,600	4,500	(3)	—		956,300		—		—		1,210,400
	2011	240,000	11,000	(3)	—		918,531		—		—		1,169,531

Jerome Guillen	2013	263,893	—		—		—		—		—		263,893
Vice President, Worldwide Sales and Service

Greg Reichow	2013	225,000	—		—		—		—		—		225,000
Vice President, Production

George Blankenship	2013	333,361	—		—		—		92,280	(5)	—		425,641
Former Vice President, Worldwide Retail	2012	344,500	—		—		751,276		110,340	(5)	27,166	(6)	1,233,282
	2011	325,000	—		—		453,720		136,600	(5)	10,285	(6)	925,605

Gilbert Passin	2013	270,400	—		—		—		—		—		270,400
Vice President, OEM and Re-Manufacturing	2012	270,400	—		—		563,457		—		—		833,857
	2011	260,000	—		—		360,152		—		—		620,152

(1)	Reflects restricted stock unit awards, the fair value of which is measured on the grant date based on the closing fair market value of our common stock.
(2)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 26, 2014.
(3)	Consists solely of patent award bonuses pursuant to our company-wide patent incentive program.

(4)

This grant is intended to compensate Mr. Musk over its ten-year term and will become vested as to all shares subject to it only if our market capitalization increases to $43.2 billion and all ten performance milestones are achieved during such ten year period. 1/10th of the total number of shares subject to the option will become vested and exercisable each time: (i) our market capitalization increases by $4.0 billion above the initially measured market capitalization of $3.2 billion; and (ii) one of ten specified performance milestones relating to the development of our Model X and Gen III vehicles and our total production of vehicles is attained, subject to Mr. Musk’s continued service to us at each such vesting event. If any shares have not vested by the end of the ten-year term of the option, they will be forfeited and Mr. Musk will not realize the value of such shares. As of the date of this filing, four market capitalization milestones have been achieved and three operational milestones were considered probable of achievement. However, because no operational milestones for this grant have been achieved, no shares subject to this grant have vested. See “Executive Compensation—Compensation Discussion and Analysis—CEO Compensation” above.

(5)	Amount consists of sales commissions. See “Grants of Plan-Based Awards in 2013” table below.
(6)	Reflects the taxable benefit associated with the provision and use of a vehicle to Mr. Blankenship effective October 1, 2011 through August 31, 2012.

Grants of Plan-Based Awards in 2013

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2013 under any plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(2)(3)
			Threshold (S)	Target ($)	Maximum ($)
Elon Musk	12/9/2013	(4)	—	—	—	75	—	—	10,620
	6/10/2013	(4)	—	—	—	—	350	100.05	18,397
	4/8/2013	(4)	—	—	—	—	350	41.83	7,692
Jeffrey B. Straubel	12/9/2013	(4)	—	—	—	75	—	—	10,620
	11/11/2013	(4)	—	—	—	150	—	—	21,705
	10/14/2013	(4)	—	—	—	75	—	—	13,479
	7/8/2013	(4)	—	—	—	—	1,050	121.61	66,042
	6/10/2013	(4)	—	—	—	—	700	100.05	36,795
	5/13/2013	(4)	—	—	—	—	700	87.80	32,290
	4/8/2013	(4)	—	—	—	—	350	41.83	7,692
	3/11/2013	(4)	—	—	—	—	700	39.10	12,661
	2/11/2013	(4)	—	—	—	—	350	38.42	6,220
George Blankenship	—		(5)	(5)	(5)	—	—	—	—

(1)	Reflects restricted stock unit awards.
(2)	The vesting schedule applicable to each award is set forth below in the section entitled “Outstanding Equity Awards at 2013 Fiscal Year-End”.
(3)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The fair value of restricted stock unit awards is measured on the grant date based on the closing fair market value of our common stock. The assumptions used in the valuation of option awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 26, 2014. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers.
(4)	Granted as part of our company-wide patent incentive program.

(5)	In October 2010 and June 2012, Mr. Blankenship entered into sales commission plans which provided that he would receive $200 for each Tesla Roadster and $15 for each Model S delivered, respectively. Mr. Blankenship was eligible to earn commissions under these plans through April 2013. During the year ended December 31, 2013, Mr. Blankenship earned a total of $92,280 under these plans, which is reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. We did not provide any non-equity incentive plan compensation to any of our other named executive officers in 2012.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table presents information concerning unexercised options for each named executive officer outstanding as of the end of fiscal 2013.

	Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Elon Musk	12/9/2013	(2)	—	—	—	—	—	75	11,282
	6/10/2013	(3)	350	—	—	100.05	6/10/2023	—	—
	4/8/2013	(3)	350	—	—	41.83	4/8/2023	—	—
	8/13/2012	(4)	—	—	5,274,901	31.17	8/13/2022	—	—
	12/4/2009	(5)	3,355,986	—	—	6.63	12/3/2016	—	—
	12/4/2009	(6)	3,355,986	—	—	6.63	12/3/2016	—	—
Deepak Ahuja	2/13/2012	(7)	13,750	16,250	—	31.49	2/13/2022	—	—
	1/10/2011	(7)	21,875	8,125	—	28.45	1/10/2021	—	—
	6/12/2010	(6)	53,625	—	—	14.17	6/11/2017	—	—
	12/4/2009	(8)	51,421	—	—	6.63	12/3/2016	—	—
	4/13/2009	(7)	29,166	—	—	2.70	4/12/2016	—	—
	9/3/2008	(9)	8,853	—	—	2.70	9/2/2015	—	—
Jeffrey B. Straubel	12/9/2013	(2)	—	—	—	—	—	75	11,282
	11/11/2013	(2)	—	—	—	—	—	150	22,565
	10/14/2013	(2)	—	—	—	—	—	75	11,282
	7/8/2013	(3)	1,050	—	—	121.61	7/8/2023	—	—
	6/10/2013	(3)	700	—	—	100.05	6/10/2023	—	—
	5/13/2013	(3)	700	—	—	87.80	5/13/2023	—	—
	4/8/2013	(3)	350	—	—	41.83	4/8/2023	—	—
	3/11/2013	(3)	700	—	—	39.10	3/11/2023	—	—
	2/11/2013	(3)	350	—	—	38.42	2/11/2023	—	—
	6/11/2012	(3)	700	—	—	29.12	6/11/2022	—	—
	2/13/2012	(7)	22,916	27,084	—	31.49	2/13/2022	—	—
	1/9/2012	(3)	350	—	—	27.25	1/9/2022	—	—
	12/12/2011	(3)	350	—	—	30.41	12/12/2021	—	—
	3/14/2011	(3)	350	—	—	23.25	3/14/2021	—	—
	1/10/2011	(7)	36,458	13,542	—	28.45	1/10/2021	—	—
	9/13/2010	(6)	20,000	—	—	20.72	9/13/2020	—	—
	6/12/2010	(10)	2,143	307	—	14.17	6/11/2017	—	—
	6/12/2010	(6)	116,650	—	—	14.17	6/11/2017	—	—
	12/4/2009	(8)	117,083	—	—	6.63	12/3/2016	—	—
	4/13/2009	(7)	107,916	—	—	2.70	4/12/2016	—	—
	6/4/2008	(11)	33,333	—	—	2.70	6/3/2015	—	—
	11/9/2007	(12)	9,334	—	—	2.10	11/8/2014	—	—

	Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jerome Guillen	7/9/2012	(7)	7,083	12,917	—	31.49	7/9/2022	—	—
	2/13/2012	(7)	6,875	8,125	—	31.49	2/13/2022	—	—
	6/13/2011	(7)	9,375	5,625	—	28.43	6/13/2021	—	—
	12/13/2010	(13)	8,541	11,459	—	30.55	12/13/2020	—	—
Greg Reichow	4/11/2011	(14)	2,084	15,625	—	25.27	4/11/2021	—	—
	4/11/2011	(15)	13,125	—	25,000	25.27	4/11/2021	—	—
George Blankenship	—		—	—	—	—	—	—	—
Gilbert Passin	2/13/2012	(7)	13,750	16,250	—	31.49	2/13/2022	—	—
	6/13/2011	(7)	5,250	3,750	—	28.43	6/13/2021	—	—
	1/10/2011	(7)	5,291	2,709	—	28.45	1/10/2021	—	—
	6/12/2010	(6)	13,300	—	—	14.17	6/11/2017	—	—
	3/3/2010	(16)	26,127	1,389	—	9.96	3/2/2017	—	—

(1)	The market value of unvested restricted stock units is calculated by multiplying the number of unvested restricted stock units held by the applicable named executive officer by the closing price of our common stock on December 31, 2013, which was $150.43.
(2)	Restricted stock unit awards granted as part of our company-wide patent incentive program. All of the restricted stock units shall vest on December 5, 2014.
(3)	Stock option awards granted as part of our company-wide patent incentive program. The total number of shares subject to the option was vested and exercisable on the applicable grant date of the option.
(4)

This grant is intended to compensate Mr. Musk over its ten-year term and will become vested as to all shares subject to it only if our market capitalization increases to $43.2 billion and all ten performance milestones are achieved during such ten year period. 1/10th of the total number of shares subject to the option will become vested and exercisable each time: (i) our market capitalization increases by $4.0 billion above the initially measured market capitalization of $3.2 billion; and (ii) one of ten specified performance milestones relating to the development of our Model X and Gen III vehicles and our total production of vehicles is attained, subject to Mr. Musk’s continued service to us at each such vesting event. If any shares have not vested by the end of the ten-year term of the option, they will be forfeited and Mr. Musk will not realize the value of such shares. As of the date of this filing, four market capitalization milestones have been achieved and three operational milestones were considered probable of achievement. However, because no operational milestones for this grant have been achieved, no shares subject to this grant have vested. See “Executive Compensation—Compensation Discussion and Analysis—CEO Compensation” above.

(5)	1/4th of the total number of shares subject to the option became vested and exercisable on the grant date and the remaining shares subject to the option vested at a rate of 1/48th of the total number of shares subject to the option each month thereafter.
(6)	1/4th of the total number of shares subject to the option became vested and exercisable upon the completion of the Model S engineering prototype as determined by our Board of Directors, 1/4th of the total number of shares subject to the option became vested and exercisable upon the completion of the Model S validation prototype as determined by our Board of Directors, 1/4th of the total number of shares subject to the option subject to the option became vested and exercisable upon the first production of the Model S vehicle as determined by our Board of Directors and 1/4th of the total number of shares subject to the option will vest upon completion of production of the 10,000th Model S vehicle as determined by our Board of Directors, in each case subject to the optionee’s continued service to us on each such vesting date and the completion of the objective on or prior to December 4, 2013.

(7)	1/48 of the total number of the shares subject to the option shall vest monthly starting on the applicable grant date of the option, subject to the optionee’s continued service to us on each such vesting date.
(8)	1/48th of the total number of shares subject to the option shall vest monthly starting August 16, 2009, subject to the optionee’s continued service to us on each such vesting date.
(9)	1/4th of the total number of shares subject to the option became vested and exercisable on July 31, 2009 and the remaining shares subject to the option vested at a rate of 1/48th of the total number of shares subject to the option each month thereafter.
(10)	1/48th of the total number of shares subject to the option shall vest monthly starting June 3, 2010, subject to Mr. Straubel’s continued service to us on each such vesting date.
(11)	1/48th of the total number of share subject to the option vested monthly starting May 7, 2008.
(12)	1/4th of the total number of shares subject to the option became vested and exercisable on May 31, 2007 and the remaining shares subject to the option vested at a rate of 1/48th of the total number of shares subject to the option each month thereafter.
(13)	1/4th of the total number of shares subject to the option became vested and exercisable on November 10, 2011 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option each month thereafter, subject to Mr. Guillen’s continued service to us on each such vesting date.
(14)	1/4th of the total number of shares subject to the option became vested and exercisable on March 23, 2012 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option each month thereafter, subject to Mr. Reichow’s continued service to us on each such vesting date.
(15)	Half of the total number of shares subject to the option became vested and exercisable upon the manufacturing of the 20,000th complete, working and fully functional powertrain system by the Company in its facilities as determined by our Board of Directors, and half of the total number of shares subject to the option will vest upon the manufacturing of the 100,00th complete, working and fully functional powertrain system by the Company in its facilities as determined by our Board of Directors, in each case subject to Mr. Reichow’s continued service to us on each such vesting date.
(16)	1/4th of the total number of shares subject to the option became vested and exercisable on January 25, 2011 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option each month thereafter, subject to Mr. Passin’s continued service to us on each such vesting date.

2013 Option Exercises

The following table presents information concerning each exercise of stock options during fiscal 2013 for each of the named executive officers.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)
Elon Musk	—	—
Deepak Ahuja	35,600	1,050,050	(2)
Jeffrey B. Straubel	10,416	558,610	(3)
Jerome Guillen	30,000	1,783,356
Greg Reichow	30,166	2,237,221
George Blankenship	197,828	17,083,128	(4)
Gilbert Passin	33,750	3,474,462	(5)

(1)	Reflects the difference between the market price of Tesla common stock at the time of exercise on the exercise date and the exercise price of the option.
(2)	Option exercises and simultaneous sales of the underlying shares were transacted pursuant to a Rule 10b5-1 trading plan.
(3)	Option exercise was not accompanied by a corresponding sale of the underlying shares. Accordingly, this amount was not actually received upon exercise.

(4)	Option exercise with respect to 5,880 shares was not accompanied by a corresponding sale of the underlying shares. Accordingly, no amount with respect to the sale of such shares was actually received upon exercise.
(5)	Option exercises and simultaneous sales of the underlying shares with respect to 900 shares were transacted pursuant to a Rule 10b5-1 trading plan.

Potential Payments Upon Termination or Change of Control

We do not have an employment agreement for any specific term with any of our named executive officers. Moreover, we do not have any existing contract, agreement, plan or arrangement that would result in payments to a named executive officer at, following, or in connection with any termination, including resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the Company or a change in the named executive officer’s responsibilities.

Compensation of Directors

Compensation for Fiscal 2013

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2013 board service. Elon Musk, who is our Chief Executive Officer, does not receive additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation(2)	Total ($)
Brad W. Buss	45,000	—	—	45,000
Ira Ehrenpreis	37,500	—	—	37,500
Antonio J. Gracias	37,500	—	23,457	60,957
Stephen T. Jurvetson	27,500	—	—	27,500
Harald Kroeger (3)	—	—	—	—
Kimbal Musk	20,000	—	6,661	26,661

(1)	As of December 31, 2013, the aggregate number of shares underlying option awards outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Options Outstanding
Brad W. Buss	108,999
Ira Ehrenpreis	45,225
Antonio J. Gracias	134,332
Stephen T. Jurvetson	33,057
Harald Kroeger	33,333
Kimbal Musk	83,332

(2)	Consists of reimbursements for out-of-pocket travel expenses incurred in connection with attendance at board or committee meetings.
(3)	Harald Kroeger has waived any cash compensation for his services as a director. In addition, Mr. Kroeger has transferred his option awards to Daimler North America Corporation, an affiliate of his employer. Mr. Kroeger will not be standing for re-election at the 2014 Annual Meeting.

Standard Director Compensation Arrangements

In the second quarter of 2012, the Compensation Committee approved, and the Board of Directors adopted, an amended and restated outside director compensation policy that is applicable to all of Tesla’s non-employee directors. As part of this process, the Compensation Committee retained Compensia as its outside consultant to analyze the suitability and competitiveness of Tesla’s outside director compensation structure, and to present a proposal to align such structure more closely with that of comparable public companies and adequately compensate Board members for service on Board Committees. Prior to amendment, the policy provided for only cash retainers for service on Board Committees, and for option grant awards for Board service, vesting over one year, to be made on an annual basis. The revised policy provides for, among other things, an option grant award in addition to a cash retainer for service on each Board Committee and as the Chair of a Board Committee. Moreover, under the revised policy, option awards for service on the Board, Board Committees and as Chairs of Board Committees are triennial and vest over three years. More specifically, the amended policy provides that each such non-employee director will receive the following compensation for board and Board committee services, as applicable:

•	an annual cash retainer for general board service of $20,000;

•	no cash awards for attendance of general board meetings;

•

an annual cash retainer for serving as the chairman of the Audit Committee of $15,000, for serving as the chairman of the Compensation Committee of $10,000 and for serving as the chairman of the Nominating and Corporate Governance Committee of $7,500;

•

an annual cash retainer for serving on the Audit Committee of $7,500 per member, for serving on the Compensation Committee of $5,000 per member, and for serving on the Nominating and Corporate Governance Committee of $5,000 per member;

•

upon first joining the board, an automatic initial grant of a stock option to purchase 33,333 shares of our common stock vesting 1/4th on the one year anniversary of the vesting commencement date and 1/48th per month thereafter for the next three years, subject to continued service through each vesting date;

•

shortly following the 2015 annual meeting, or the first annual meeting after joining the board (if joining after June 12, 2012), and shortly following every third annual meeting thereafter, an automatic grant of a stock option to purchase 50,000 shares of our common stock;

•

for serving as the lead independent director, on the latter of June 12, 2012 or shortly following appointment as the lead independent director, and every three years thereafter, an automatic grant of a stock option to purchase 24,000 shares of our common stock;

•

for serving as a member of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, on the latter of June 12, 2012 or shortly following appointment as a member of such Committee, and every three years thereafter, an automatic grant of a stock option to purchase 12,000 shares, 9,000 shares, or 6,000 shares, respectively, of our common stock; and

•

for serving as the chair of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, on the latter of June 12, 2012 or shortly following appointment as the chair of such Committee, and every three years thereafter, an automatic grant of a stock option to purchase 12,000 shares, 6,000 shares, or 3,000 shares, respectively, of our common stock.

Each automatic triennial stock option grant and each stock option grant for service as lead independent director, member of a Committee or chair of a Committee, in each case as described above, will vest  1/36th per month for three years starting on the one month anniversary of the vesting commencement date, subject to continued service in the capacity for which such grant was made (except that if a director who was granted such an option ceases to be a director on the day before an annual meeting that is held earlier than the anniversary date of the vesting commencement date for that calendar year, vesting will accelerate with respect to the shares that would have vested if such director continued service through such anniversary date). The directors who received these triennial stock option grants in 2012 will not receive such grants again prior to 2015, assuming their continued service to Tesla until such time.

If, following a change of control, a director is terminated, all options granted to the director pursuant to the compensation policy shall fully vest and become immediately exercisable.

Non-employee directors also have their travel, lodging and related expenses associated with attending Board or Committee meetings reimbursed by Tesla.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Tesla’s equity compensation plans as of December 31, 2013.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders (3)	23,318,526	$26.70	4,226,392
Equity compensation plans not approved by security holders	—	—	—

Total	23,318,526		4,226,392

(1)	Consists of stock options to purchase 22,640,942 shares of our common stock and restricted stock units representing the right to acquire 677,584 shares of our common stock outstanding under the 2010 Plan and the Tesla Motors, Inc. 2003 Equity Incentive Plan (the “2003 Plan”).
(2)	The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.
(3)	Includes the following plans: the 2010 Plan, the 2003 Plan and the Tesla Motors, Inc. 2010 Employee Stock Purchase Plan (the “ESPP”). Our 2010 Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the 2011 fiscal year, equal to the least of (i) 5,333,333 shares of our common stock, (ii) four percent (4%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (iii) such lesser amount as our Board of Directors may determine. Our ESPP provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the 2011 fiscal year, equal to the least of (i) 1,000,000 shares of our common stock, (ii) one percent (1%) of the outstanding shares of our common stock on the first day of the fiscal year, or (iii) such lesser amount as our Board of Directors or a designated committee acting as administrator of the plan may determine.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

In accordance with the charter for the Audit Committee of the Board of Directors, our Audit Committee reviews and approves in advance any proposed related person transactions.

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of Tesla;

•	Any person known to be the beneficial owner of five percent or more of Tesla’s common stock (a “5% Stockholder”); and

•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer or 5% Stockholder.

In accordance with our Related Person Transactions Policy and Procedures, the Audit Committee must review and approve all transactions in which (i) Tesla or one of its subsidiaries is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related person has a direct or indirect material interest, other than transactions available to all employees of the Company generally.

In assessing a related party transaction brought before it for approval the Audit Committee considers, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may then approve or disapprove the transaction in its discretion.

Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC.

Related Party Transactions

Daimler Agreements

Harald Kroeger, a member of our Board of Directors, is a Vice President of Daimler. Mr. Kroeger will not be standing for re-election at the 2014 Annual Meeting. In May 2009, in connection with the Series E convertible preferred stock financing transaction in which Blackstar Investco LLC, an affiliate of Daimler (“Blackstar”) purchased shares of our Series E convertible preferred stock, the Company and Daimler North America Corporation, another affiliate of Daimler (“DNAC”) entered into an Exclusivity and Intellectual Property Agreement (the “EIP Agreement”). Under the EIP Agreement, we and DNAC agreed to begin the process of negotiating, in good faith, to enter into further agreements regarding, among other areas, strategic cooperation, the joint development of technology, and the supply of electric vehicle components to each other. In May 2010, the Company and Daimler entered into an agreement for the development and production of a battery pack and charger for a pilot fleet of Daimler’s Mercedes-Benz A-Class electric vehicles introduced in Europe in 2011. In October 2010, we completed the development of the A-Class battery pack and charger and began shipping production components for a demonstration fleet in February 2011. During the fourth quarter of 2012, we entered into a final agreement for the development of a full electric powertrain for the Mercedes-Benz B-Class electric vehicle, which includes certain development milestones and related payments. We entered into an agreement for production parts for this B-Class program in July 2013. During 2013, we recognized approximately $0.5 million in revenue related to the sale of A-Class battery packs and chargers, and $15.7 million in development services revenue related to the B-Class EV program, to Daimler.

SolarCity Agreements

We have entered into a number of agreements with SolarCity. Mr. Elon Musk is a significant stockholder of SolarCity and has been its Chairman since July 2006. Mr. Jurvetson, a member of our Board of Directors, is a managing director of Draper Fisher Jurvetson which is a significant stockholder of SolarCity. Mr. Gracias, a member of our Board of Directors, is a minor shareholder of SolarCity and a member of the board of directors of SolarCity. Mr. Straubel, our Chief Technical Officer, is a member of the board of directors of SolarCity.

In January 2011, we entered into a professional services agreement with SolarCity under which Tesla subcontracted with SolarCity for SolarCity to pay Tesla to provide a variety of design, engineering and consulting services as part of a grant under the California Solar Initiative of the California Public Utilities Commission. As of December 31, 2012, all work under this agreement has been completed. Pursuant to this agreement, payment of a portion of the billable amount was deferred until 2013. Accordingly, we recognized approximately $47,000 in revenue under this agreement in 2013.

In the past, we have engaged SolarCity from time to time to install our Superchargers and related equipment, including solar panels provided by SolarCity for use as part of the Superchargers. SolarCity has invoiced Tesla approximately $748,000 for such installation services and equipment provided by SolarCity during 2013.

In September 2012, we entered into a professional services agreement with SolarCity (the “Services Agreement”) whereby we agreed to refer to SolarCity our customers who have indicated their intent to consult with SolarCity for the installation of in-home electric vehicle supply equipment for use with Tesla vehicles. Under this agreement, SolarCity agreed to pay us referral fees in respect of each customer who purchases from SolarCity solar photovoltaic equipment or energy efficiency upgrade services. During the 2013 fiscal year, approximately $27,000 in aggregate became payable to us by SolarCity for such referral fees. The Services Agreement did not provide for any payment obligations by Tesla. The Services Agreement expired in September 2013.

In April 2013, we entered into a supply agreement with SolarCity under which we will supply SolarCity with various sizes of stationary batteries for integration with solar panels by SolarCity to create stationary power sources for sale or lease to residential and commercial customers. We received approximately $1.6 million from SolarCity during fiscal year 2013 for stationary batteries we supplied to SolarCity pursuant to this supply agreement.

SpaceX Agreements

Elon Musk, our Chief Executive Officer, Product Architect and Chairman, is also the Chief Executive Officer and a significant stockholder of SpaceX. Steve Jurvetson and Kimbal Musk, two members of our Board of Directors, are also members of the board of directors of SpaceX and Antonio Gracias, another member of our Board of Directors, holds a minority interest in SpaceX and is also a member of the board of directors of SpaceX. SpaceX has from time to time in the past paid for facilities and services expenses on our behalf, for which we subsequently reimbursed SpaceX. SpaceX has also provided us, at no cost, with use of certain enterprise software developed by it.

We also receive rental payments from SpaceX for leasing to SpaceX certain car parking spaces located in the south parking lot of our Los Angeles, CA Design Studio. During the 2013 fiscal year, we received approximately $19,000 in such rental payments.

In February 2014, Tesla and SpaceX entered into an agreement relating to Tesla’s use of an aircraft leased and operated by SpaceX (the “Airplane Agreement”). Pursuant to the Airplane Agreement, Tesla will pay SpaceX for its use of the aircraft at rates to be determined by the parties from time to time, subject to rules of the Federal Aviation Administration governing such arrangements. The Airplane Agreement was retroactive to cover Tesla’s use of the SpaceX aircraft beginning in September 2013. Tesla paid SpaceX approximately $229,000 under the Airplane Use Agreement for Tesla’s use of the plane in 2013.

Investors’ Rights Agreement

We have entered into an investors’ rights agreement, which we have amended from time to time, with certain holders of our common stock, including the Elon Musk Revocable Trust dated July 22, 2003, Blackstar, Valor, Toyota and Panasonic. This agreement provides for certain rights relating to the registration of their shares of common stock.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Other Transactions

In the ordinary course of business, we enter into offer letters and employment agreements with our executive officers.

Mr. Buss, a member of our Board of Directors, is the executive vice president of finance and administration and chief financial officer of Cypress. Cypress provides semiconductors to a third party manufacturer engaged by Tesla to build certain components for use in its Model S automobile. Payments by us to the third party manufacturer allocable to the semiconductors supplied by Cypress were approximately $605,000 in 2013 and are expected to be approximately $766,000 in 2014.

In addition to use of commercial airlines, Elon Musk previously made his private airplane available to expedite Tesla business travel. In his role as CEO of two companies with headquarters located in different cities and with international operations, Mr. Musk must travel extensively and often at times when there are no commercial flights scheduled. We believe it would be physically impossible for him to conduct his duties effectively if commercial airport wait time and flight schedules added several hundred hours to that total. Where possible, trips also include other Tesla personnel, both executives and non-executives, to maximize efficiency.

For approximately the first five years of our existence, Mr. Musk fully paid for these expenses himself at a cumulative cost in excess of $1 million without reimbursement. Following the Blackstar investment, in which Daimler required that he commit considerable additional time to Tesla for an extended period, our independent board members approved paying a portion of the operating expenses of the plane starting in mid-2009. The amount paid by Tesla is well under half the full cost per hour of the aircraft. Operating expenses which Tesla paid amounted to approximately $634,000 in 2013. Tesla expects that future expenses for Mr. Musk’s business travel will decrease with the execution of the Airplane Agreement with SpaceX, pursuant to which Tesla has the right to use an airplane leased by SpaceX for its business travel needs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, Tesla’s directors, executive officers and any persons holding more than 10% of the Tesla’s common stock are required to report initial ownership of the Tesla common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Tesla is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely upon the copies of Section 16(a) reports that Tesla received from such persons for their 2013 fiscal year transactions, and the written representations received from certain of such persons that no reports were required to be filed for them for the 2012 fiscal year, Tesla has identified the following: one report covering 1,084,129 aggregate shares of common stock purchased by Elon Musk in a public offering that closed May 22, 2013 and a private placement on May 30, 2013 was filed on May 31, 2013, one report by each of Messrs. Elon Musk and Straubel covering the receipt of a stock option award by each individual was filed late, and one report covering an in-kind distribution by an investment fund of which Stephen T. Jurvetson is a Managing Director was filed late.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Tesla’s common stock, as of December 31, 2013, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our common stock;

•	each of our non-employee directors;

•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and

•	all directors and current executive officers of Tesla as a group.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of December 31, 2013. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Applicable percentage ownership is based on 123,090,990 shares of Tesla’s common stock outstanding at December 31, 2013.

Unless otherwise indicated, all persons named below can be reached at Tesla Motors, Inc., 3500 Deer Creek Road, California 94304.

Beneficial Owner Name	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Elon Musk (1)	35,001,294	27.0%
FMR LLC (2)	11,625,539	9.4%
Named Executive Officers & Directors
Elon Musk (1)	35,001,294	27.0%
Deepak Ahuja (3)	184,164	*
Jeffrey B. Straubel (4)	567,251	*
Jerome Guillen (5)	38,482	*
Greg Reichow (6)	17,291	*
George Blankenship (7)	5,880	*
Gilbert Passin (8)	72,782	*
Brad W. Buss (9)	81,205	*
Ira Ehrenpreis (10)	37,995	*
Antonio J. Gracias (11)	469,088	*
Stephen T. Jurvetson (12)	66,146	*
Harald Kroeger (6)(13)	9,722	*
Kimbal Musk (14)	236,642	*
All current executive officers and directors as a group (11 persons) (7)(8)(15)	36,709,280	28.4%

*	Represents beneficial ownership of less than 1%.
(1)	Includes 28,288,622 shares held of record by the Elon Musk Revocable Trust dated July 22, 2003; and 6,712,672 shares issuable to Mr. Musk upon exercise of options exercisable within 60 days after December 31, 2013. Includes 10,024,899 shares pledged as collateral to secure certain personal indebtedness.
(2)

Fidelity Management and Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 11,178,480 shares. FMR LLC is owned by members of the family of Edward C. Johnson, III, Chairman of FMR LLC. Neither FMR LLC nor Edward C. Johnson, III has the sole power to vote or direct the voting of the shares owned directly by Fidelity, which power resides with Fidelity’s Boards of Trustees. In addition, Fidelity SelectCo, LLC (“SelectCo”), 1225 17th Street, Suite 1100, Denver, Colorado 80202, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of

180,415 shares; Pyramis Global Advisors, LLC (“PGALLC”) and Pyramis Global Advisors Trust Company (“PGATC”), each of 900 Salem Street, Smithfield, RI 02917 and an indirect wholly-owned subsidiary of FRM LLC, beneficially own 166,279 shares and 94,224 shares, respectively; and Strategic Advisers, Inc., a wholly-owned subsidiary of FRM, beneficially owns 6,141 shares. Each of Edward C. Johnson III and FRM LLC, though its control of SelectCo, PGALLC and PGATC, has the sole power to vote or direct the voting of the shares owned by SelectCo, PGALLC and PGATC, as applicable. The address for these entities and individuals, unless otherwise noted, is 245 Summer Street, Boston, MA 02210. The foregoing information is based solely on Schedule 13G filed on February 14, 2014, which the Company does not know or have reason to believe is not complete or accurate and on which the Company is relying pursuant to applicable SEC regulations.
(3)	Includes 181,189 shares issuable upon exercise of options exercisable within 60 days after December 31, 2013.
(4)	Includes 475,701 shares issuable upon exercise of options exercisable within 60 days after December 31, 2013. Includes 36,420 shares pledged as collateral to secure certain personal indebtedness.
(5)	Includes 36,040 shares issuable upon exercise of options exercisable within 60 days after December 31, 2013.
(6)	Consists of shares issuable upon exercise of options exercisable within 60 days after December 31, 2013.
(7)	Mr. Blankenship retired from the Company in November 2013.
(8)	Includes 67,188 shares issuable upon exercise of options exercisable within 60 days after December 31, 2013. Mr. Passin, who is our Vice President, OEM & Re-Manufacturing, ceased to be an executive officer of the Company in August 2013.
(9)	Includes 69,441 shares issuable upon exercise of options exercisable within 60 days after December 31, 2013.
(10)	Includes (i) 12,334 shares issuable upon exercise of options exercisable within 60 days after December 31, 2013 held in the name of Mr. Ehrenpreis, acting as nominee of TP Management VIII, LLC (“TPM VIII”); and (ii) 19,777 shares held of record by TPM VIII. Ira Ehrenpreis, James Glasheen, Sheila Mutter, Roger J. Quy and Marc Van den Berg are managing members of TPM VIII, and as such, they may be deemed to have voting and investment power with respect to the shares beneficially owned by TPM VIII. The address for TPM VIII is 550 University Avenue, Palo Alto, CA 94301.
(11)	Includes (i) 46,167 shares held of record by Valor Equity Management II (“VEP II”) on behalf of AJG Growth Fund LLC (“Growth Fund”); (ii) 466 shares held of record by VEP on behalf of Mr. Gracias; (iii) 242,021 shares owned by AJG Growth Fund LLC; and (iii) 89,441 shares issuable to Valor Equity Partners, L.P. (“VEP I”) upon exercise of options exercisable within 60 days after December 31, 2013. VEP I and VEP II are advised directly and/or indirectly by Valor Management Corp., which may be deemed to have shared voting and investment power with respect to the shares held of record by VEP I and VEP II. Mr. Gracias is a shareholder and director of Valor Management Corp., and may be deemed to have shared voting and investment power with respect to the shares held of record by VEP I and VEP II. He is also fund manager for AJG Growth Fund LLC. The address for all the entities above is 200 South Michigan Avenue, Suite 1020, Chicago, IL 60604.
(12)	Includes 43,497 shares held by the Jurvetson Trust and 5,500 shares issuable upon exercise of options exercisable within 60 days after December 31, 2013. Also includes (i) 16,776 shares held of record by Draper Fisher Jurvetson Fund VIII, L.P. (“Fund VIII”) and (ii) 373 shares held of record by Draper Fisher Jurvetson Partners VIII, LLC (“Partners VIII”). Timothy C. Draper, John H.N. Fisher and Steven T. Jurvetson are managing directors of Fund VIII, and are also managing members of Partners VIII. Fund VIII and Partners VIII directly hold shares and as such, these individuals may be deemed to have shared voting and investment power with respect to such shares. The address for all the entities above is 2882 Sand Hill Road, Suite 150, Menlo Park, CA 94025.
(13)	Mr. Kroeger will not be standing for re-election at the 2014 Annual Meeting.
(14)	Includes 61,109 shares issuable upon exercise of options exercisable within 60 days after December 31, 2013. Includes 175,533 shares pledged as collateral to secure certain personal indebtedness.
(15)	Includes 7,670,440 shares issuable upon exercise of options held by our current executive officers and directors exercisable within 60 days after December 31, 2013.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Tesla’s consolidated financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Tesla is responsible for establishing and maintaining internal controls and for preparing Tesla’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Tesla management and with PricewaterhouseCoopers LLP, Tesla’s independent registered public accounting firm;

•

Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board; and

•

Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Tesla’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Brad W. Buss (Chairman)

Antonio J. Gracias

Stephen T. Jurvetson

OTHER MATTERS

Tesla knows of no other matters to be submitted at the 2014 Annual Meeting. If any other matters properly come before the 2014 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the 2014 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

Palo Alto, California

April 24, 2014

APPENDIX A

TESLA MOTORS, INC.

2010 EQUITY INCENTIVE PLAN

(as amended and restated effective June 12, 2012)

(as further amended and restated effective April 10, 2014)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals,

•	to incentivize Employees, Directors and Consultants with long-term equity-based compensation to align their interests with the Company’s stockholders, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Tesla Motors, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Outside Director” means a Director who is not an Employee. For the avoidance of doubt, an Outside Director may or may not be an “outside director” within the meaning of Section 162(m) of the Code.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance Goals” means one or more objective measurable performance goals established by the Administrator based upon one or more of the following criteria: (i) any measure of financial condition or operating results that can be determined by reference to the Company’s balance sheets, income statements or cash flows prepared in accordance with generally accepted accounting principles or one or more other specified bases; (ii) Company or stock valuation; (iii) market share; (iv) orders, sales or leases; (v) intellectual property (e.g., patents); (vi) product innovation or development; (vii) product launch or ship schedules; (viii) specified projects or business transactions; (ix) customer satisfaction metrics; (x) quality metrics; (xi) manufacturing or production metrics; or (xii) retail or service locations. Any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or share per capita basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and /or (e) on a pre-tax or after tax basis. Awards that are not intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code may take into account any other factors deemed appropriate by the Administrator.

(bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10, subject to Section 4(a)(ii).

(cc) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10, subject to Section 4(a)(ii).

(dd) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator, subject to Section 4(a)(ii).

(ee) “Plan” means this 2010 Equity Incentive Plan.

(ff) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(gg) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(hh) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj) “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk) “Service Provider” means an Employee, Director or Consultant.

(ll) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(mm) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 10,666,666 Shares, plus (i) any Shares that, as of the Registration Date, have been reserved but not issued pursuant to any awards granted under the Company’s 2003 Equity Incentive Plan (the “Existing Plan”) and are not subject to any awards granted thereunder, and (ii) any Shares subject to stock options or similar awards granted under the Existing Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to 12,923,841 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2011 Fiscal Year, in an amount equal to the least of (i) 5,333,333 Shares, (ii) four percent (4%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d) Individual Share Limits.

(i) Limits on Options and Stock Appreciation Rights. No Participant shall receive Options or Stock Appreciation Rights during any Fiscal Year covering, in the aggregate, in excess of 2,000,000 Shares, subject to adjustment pursuant to Section 14.

(ii) Limits on Other Awards. No Participant shall receive Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units during any Fiscal Year covering, in the aggregate, in excess of 2,000,000 Shares, subject to adjustment pursuant to Section 14.

(e) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code, and such Awards shall be granted and administered pursuant to the requirements of Section 162(m) of the Code. The Committee may, in its discretion, subject such Awards to the achievement of Performance Goals.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine, subject to Section 4(a)(ii);

(vi) to determine the terms and conditions of any, and to institute any Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 15 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised, subject to Section 4(a)(ii).

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator, including any Performance Goals subject to Section 4(a)(ii), and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion, subject to Section 4(a)(ii).

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout, subject to Section 4(a)(ii).

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise (including any Performance Goals), and such other terms and conditions as the Administrator, in its sole discretion, will determine, subject to Section 4(a)(ii).

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers, subject to Section 4(a)(ii). The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine, subject to Section 4(a)(ii). The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, subject to Section 4(a)(ii).

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share, subject to Section 4(a)(ii).

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Formula Awards to Outside Directors.

(a) General. Outside Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under this Plan, including discretionary Awards not covered under this Section 11. All grants of Awards to Outside Directors pursuant to this Section will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(b) Type of Option. If Options are granted pursuant to this Section they will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(c) Initial Award. Each person who first becomes an Outside Director following the Registration Date will be automatically granted an Option to purchase 33,333 Shares (the “Initial Award”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award.

(d) Triennial Award. Every three (3) years, each Outside Director will be automatically granted an Option to purchase 50,000 Shares (a “Triennial Award”). The initial Triennial Award for each Outside Director will be granted on the earlier of: (1) the seventh (7th) business day after the date of the 2015 annual meeting of the stockholders of the Company or (2) for Outside Directors appointed or elected after June 12, 2012, the seventh (7th) business day after the date of the meeting of the stockholders of the Company immediately following the date such Outside Director is initially appointed or elected to the Board. Subsequent Triennial Awards will be granted on the seventh (7th) business day following the third annual meeting of stockholders following the grant date of such Outside Director’s previous Triennial Award.

(e) Lead Independent Director Award. Every three (3) years, the lead independent director of the Board will be automatically granted an Option (a “Lead Independent Director Award”) to purchase 24,000 Shares. The initial Lead Independent Director Award will be granted on the later of either: (1) June 12, 2012 or (2) the seventh (7th) business day following such Director’s appointment as the lead independent director. Subsequent Lead Independent Director Awards will be granted on the three-year anniversary date of such Director’s previous Lead Independent Director Award.

(f) Committee Service Awards.

(i) Every three (3) years, each Outside Director who serves as a committee member will be automatically granted an Option (a “Committee Member Award”) to purchase the number of Shares indicated directly below. The initial Committee Member Award for each Outside Director who serves as a committee member will be granted on the later of either: (1) June 12, 2012 or (2) the seventh (7th) business day following such Outside Director’s appointment as a committee member. Subsequent Committee Member Awards for each Outside Director who serves as a committee member will be granted on the three-year anniversary date of such Outside Director’s previous Committee Member Award.

(A)	Audit Committee Member: 12,000 Shares

(B)	Compensation Committee Member: 9,000 Shares

(C)	Nominating and Corporate Governance Committee Member: 6,000 Shares

(ii) In addition to any Committee Member Awards, every three (3) years, each Outside Director who serves as a committee chair will be automatically granted an option (a “Committee Chair Award”) to purchase the number of Shares indicated directly below. The initial Committee Chair Award for each Outside Director who serves as a committee chair will be granted on the later of either: (1) the June 12, 2012 or (2) the seventh (7th) business day following such Outside Director’s appointment as a committee chair. Subsequent Committee Chair Awards for each Outside Director who serves as a committee chair will be granted on the third anniversary date of such Outside Director’s previous Committee Chair Award.

(A)	Audit Committee Chair: 12,000 Shares

(B)	Compensation Committee Chair: 6,000 Shares

(C)	Nominating and Corporate Governance Committee Chair: 3,000 Shares

(g) Terms. The terms of each Award granted pursuant to this Section will be as follows:

(i) The term of the Option will be seven (7) years or such earlier expiration specified in the applicable Award Agreement.

(ii) The exercise price for Shares subject to Awards will be one hundred percent (100%) of the Fair Market Value on the grant date. If the grant date indicated in this Section 11 falls on a non-business day, the grant shall be effective as of the next business day following such date.

(iii) Subject to Section 14, the Initial Award will vest and become exercisable as to twenty-five (25%) of the Shares subject to the Initial Award vesting on the one year anniversary of the vesting commencement date, and 1/48 of the Shares subject to the Initial Award vesting on the same day of the month as of the vesting commencement date (or the last day of the month if no such date exists for the month) thereafter; provided that the Participant continues to serve as a Director through such dates.

(iv) Subject to Section 14, the Options granted under a Triennial Award, a Lead Independent Director Award, a Committee Member Award, or a Committee Chair Award will vest and become exercisable over a three (3) year period with 1/36th of the Shares subject to such award vesting on each monthly anniversary of the vesting commencement date (which shall be the date of grant of each such award), so that all Shares subject to such award shall be fully vested as of the third (3rd) anniversary of the vesting commencement date; provided, however, that the Participant continue to serve in the capacity for which such awards were granted (i.e., Director, lead outside director, committee member or committee chair). Notwithstanding the immediately preceding sentence, in the event an Outside Director ceases to be a Director as of the day immediately preceding the date of an annual meeting of the stockholders of the Company, and the date of such meeting of stockholders is prior to the anniversary date of the vesting commencement date for the same calendar year, all Shares that would have vested as of such anniversary date shall become vested and exercisable as of the day immediately preceding such annual meeting of stockholders.

(v) Awards may be freely transferable to the Outside Directors’ venture capital funds or employers (or an affiliate, within the meaning of Section 424(e) or (f) of the Code, of an Outside Director’s employer).

(e) Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 11, including, without limitation, the number of Shares and exercise prices thereof, for Awards granted on or after the date the Administrator determines to make any such change or revision.

12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.

(i) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan, and the number of Shares issuable pursuant to Awards to be granted under Section 11 of the Plan.

(ii) Upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Company may equitably and proportionately adjust the Performance Goals applicable to any then-outstanding performance-based Awards to the extent necessary to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan with respect to such Awards.

(iii) It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Sections 424, 409A and 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

15. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 3, 2014.
Vote by Internet
• Go to www.envisionreports.com/TSLA
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and AGAINST Proposal 5.	+
1. Election of two Class I Director Nominees:

	For	Withhold		For	Withhold

01 - Elon Musk .	☐	☐	02 - Stephen T. Jurvetson	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	A non-binding advisory vote on the approval of executive compensation.	☐	☐	☐	3.	To approve an amendment and restatement of the Tesla Motors, Inc. 2010 Equity Incentive Plan.	☐	☐	☐
4.	To ratify the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐	5.	A stockholder proposal regarding supermajority stockholder voting provisions.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right	☐
if you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2014 Annual Meeting Admission Ticket

2014 Annual Meeting of

Tesla Motors, Inc. Stockholders

Tuesday, June 3, 2014 at 11:00 a.m. PDT

Computer History Museum

1401 N. Shoreline Blvd, Mountain View, CA 94043

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

From San Jose via US-101 North	From East Bay via I-880 South

• 20 Minutes - 15 Miles	• 25 Minutes - 20 Miles
• Take US-101 North toward San Francisco.	• Take I-880 South toward San Jose.
• Take Shoreline Blvd exit.	• Merge onto CA-237 West toward Mountain View.
• Turn right onto Shoreline Blvd.	• Merge onto US-101 North toward San Francisco.
• Cross through intersection.	• Take Shoreline Blvd exit.
• Museum is on your right.	• Turn right onto Shoreline Blvd.
• Cross through intersection.
From San Francisco via US-101 South	• Museum is on your right.

• 40 Minutes - 35 Miles	From Saratoga via CA-85 North
• Take US-101 South toward San Jose.
• Take Shoreline Blvd exit.	• 15 Minutes - 12 Miles
• Turn left onto Shoreline Blvd.	• Take CA-85 North towards San Francisco.
• Cross through intersection.	• Take Shoreline Blvd exit.
• Museum is on your right.	• Turn right onto Shoreline Blvd.
• Cross through intersection.
• Museum is on your right.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — Tesla Motors, Inc.

Notice of 2014 Annual Meeting of Stockholders

Computer History Museum - 1401 N. Shoreline Blvd, Mountain View, CA 94043

This Proxy is Solicited on Behalf of the Board of Directors for Annual Meeting – June 3, 2014

Elon Musk and Deepak Ahuja, or either of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Tesla Motors, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Pacific Time on Tuesday, June 3, 2014, or any postponement, adjournment or continuation thereof, and instructs said proxies to vote as specified on the reverse side.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and AGAINST Proposal 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

(Items to be voted appear on reverse side.)